UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Astoria Financial Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Astoria Federal Plaza Lake Success, NY 11042-1085 516-327-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 16, 2007

           The Annual Meeting of Shareholders of Astoria Financial Corporation will be held on Wednesday, May 16, 2007, at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. The meeting will be held to consider and act upon the following matters:

1.	The election of two directors for terms of three years each;

2.	The approval of the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan;

3.	The ratification of the appointment of the independent registered public accounting firm; and

4.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          Holders of record of Astoria Financial Corporation common stock, as of the close of business on March 26, 2007, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at the meeting, and at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042 and at Astoria Federal Savings and Loan Association, Mortgage Center, 2000 Marcus Avenue, New Hyde Park, New York 11042 for a period of ten days prior to the meeting.

           IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

By order of the Board of Directors, /s/Alan P. Eggleston Alan P. Eggleston Executive Vice President, Secretary and General Counsel
Dated: April 10, 2007

ASTORIA FINANCIAL CORPORATION
One Astoria Federal Plaza
Lake Success, New York 11042-1085

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 16, 2007

General Information

          This Proxy Statement and the accompanying proxy card are being furnished to holders of Astoria Financial Corporation, referred to as AFC, common stock in connection with the solicitation of proxies by the Board of Directors of AFC, referred to as the Board, for use at the AFC Annual Meeting of Shareholders to be held on May 16, 2007, and at any adjournments or postponements thereof, referred to as the Annual Meeting. AFC’s Annual Meeting will be held at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. Only holders of record of AFC’s issued and outstanding common stock, par value $0.01 per share, referred to as AFC Common Stock, as of the close of business on the Record Date, March 26, 2007, are entitled to vote at the Annual Meeting. AFC’s 2006 Annual Report and Form 10-K, which includes the consolidated financial statements of AFC for the fiscal year ended December 31, 2006, referred to as the Consolidated Financial Statements, accompanies this Proxy Statement and the proxy card which are first being mailed or given to shareholders of record on or about April 10, 2007.

Voting and Quorum Requirements

          As of the Record Date, there were 97,582,001 shares of AFC Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Except as described below, each share of AFC Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to properly come before the Annual Meeting. The presence, either in person or by proxy, of the holders of a majority of all of the shares of AFC Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

          The election of directors shall be by a plurality of votes cast by the holders of AFC Common Stock present, in person or by proxy, and entitled to vote thereon. Holders of AFC Common Stock may not vote their shares cumulatively with respect to the election of directors. The approval of the 2007 Non-Employee Director Stock Plan, referred to as the 2007 Director Stock Plan, and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC requires the affirmative vote of a majority of the votes cast by the holders of AFC Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

          Shares of AFC Common Stock as to which the “ABSTAIN” box has been selected on the proxy card with respect to the approval of the 2007 Director Stock Plan or the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC will be counted as present and entitled to vote and will have the effect of a vote against such approval or ratification. In contrast, shares of AFC Common Stock underlying broker non-votes and shares for which a proxy card is not returned will not be counted as present and entitled to vote and will have no effect on such proposal.

           Every properly executed proxy card that is received by AFC prior to the closing of the polls at the Annual Meeting will be voted in accordance with the instructions contained therein unless otherwise revoked. Properly executed unmarked proxy cards will be voted FOR the election of the Board’s nominees as directors, FOR the approval of the 2007 Director Stock Plan and FOR the ratification of the appointment of the independent registered public accounting firm. If you are a shareholder whose shares are not registered in your own name, you will need an assignment of voting rights from the shareholder of record to vote personally at the Annual Meeting.

          Pursuant to the Certificate of Incorporation of AFC, no record shareholder of AFC Common Stock which is beneficially owned, directly or indirectly, by a shareholder who, as of the Record Date, beneficially owns more than ten percent (10%) of AFC Common Stock outstanding on such date will be entitled or permitted to vote any shares of AFC Common Stock in excess of ten percent (10%) of AFC Common Stock outstanding as of the Record Date. For purposes of this limitation, neither the Astoria Federal Savings and Loan Association, referred to as the Association, Employee Stock Ownership Plan, referred to as the ESOP, nor the trustee of such plan is considered the beneficial owner of the AFC Common Stock held by the Association ESOP.

          Participants in the Association ESOP and the Association Incentive Savings Plan, referred to as the Incentive Savings Plan, have the right to direct the voting of AFC Common Stock held in their plan accounts, but do not have the right to vote those shares personally at the Annual Meeting. Such participants should refer to the voting instructions provided by the plan fiduciaries for information on how to direct the voting of such shares.

Revocation of Proxies

           Any shareholder who executes a proxy has the right to revoke it at any time before it is voted. A proxy may be revoked by delivering to the Secretary of AFC, at its principal office or at the Annual Meeting prior to the closing of the polls at the Annual Meeting, either a written revocation or a proxy, duly executed, bearing a later date or by attending the Annual Meeting and voting in person.

Interests of Certain Persons in Matters to Be Acted On at the Annual Meeting

          Certain of AFC’s directors have an interest in a proposal to be voted on at the Annual Meeting that is different from the interests of shareholders generally. At the Annual Meeting, Shareholders will be asked to vote on a proposal to adopt the 2007 Director Stock Plan. If the proposal is adopted, each of AFC’s non-employee directors will be eligible, beginning in 2008, to receive a portion of their compensation for service as a director in the form of shares of AFC Common Stock. The Board was aware of these interests and took them into account in recommending the shareholders vote in favor of adoption of the 2007 Director Stock Plan.

Security Ownership of Certain Beneficial Owners

          The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of AFC Common Stock by each person or group of persons, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, known to AFC to be the beneficial owner of more than five percent (5%) of AFC voting stock. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

Name & Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership	Percent of Class
Association ESOP	10,516,509 (1)	10.77
c/o Astoria Federal Savings and Loan Association
One Astoria Federal Plaza
Lake Success, New York 11042

EARNEST Partners, LLC	9,741,486 (2)	9.98
1180 Peachtree Street NE
Suite 2300
Atlanta, Georgia 30309

LSV Asset Management	5,604,721 (3)	5.74
1 N. Wacker Drive
Suite 4000
Chicago, Illinois 60606

ClearBridge Advisors, LLC	5,639,212 (4)	5.78
ClearBridge Asset Management, Inc.
Smith Barney Fund Management LLC
399 Park Avenue
New York, New York 10022

(1)

This plan is an employee stock ownership plan under the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The Association ESOP provides for individual accounts for the accrued benefits of participating employees of AFC and its subsidiaries and their beneficiaries and is administered by a committee comprised of five officers of the Association. The assets of the Association ESOP are held in trust by Prudential Bank & Trust, FSB. The number of shares indicated in the chart above represents the total shares held by the trust as of December 31, 2006 according to a Schedule 13G filed on or about February 6, 2007. As of December 31, 2006, the trustee held 10,516,509 shares of AFC Common Stock on behalf of the Association ESOP, 4,360,591 shares of which had been allocated to the accounts of individual participants and their beneficiaries. State Street Bank and Trust Company has been appointed a fiduciary of the plan for the purpose of determining how to vote the Association ESOP’s AFC Common Stock at the Annual Meeting. For voting purposes, each participant as a “named fiduciary” will be eligible to direct State Street Bank and Trust Company how to vote at the Annual Meeting as to the number of shares of AFC Common Stock which have been allocated to his or her account under the Association ESOP. The remaining unallocated shares and any allocated shares with respect to which no voting instructions have been received will be voted by State Street Bank and Trust Company at the Annual Meeting in the same manner and proportion as the allocated shares with respect to which voting instructions have been received, so long as such vote is in accordance with the provisions of ERISA. In certain circumstances, ERISA may confer upon State Street Bank and Trust Company and/or the trustee the power and duty to control the voting and tendering of AFC Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights as well as the voting and tendering of unallocated AFC Common Stock.

(2)

According to a filing on Schedule 13G filed on or about February 12, 2007, EARNEST Partners, LLC claims sole voting power with respect to 3,760,162 shares of AFC Common Stock, shared voting power with respect to 3,409,274 shares of AFC Common Stock and sole dispositive power with respect to 9,741,486 shares of AFC Common Stock as of December 31, 2006. EARNEST Partners, LLC is reporting as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act.

(3)

According to a filing on Schedule 13G filed on or about February 12, 2007, LSV Asset Management claims sole voting and sole dispositive power with respect to 5,604,721 shares of AFC Common Stock as of December 31, 2006. LSV Asset Management is reporting as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act.

(4)

According to a joint filing on Schedule 13G filed on or about February 6, 2007, ClearBridge Advisors, LLC claims shared voting power with respect to 5,275,932 shares of AFC Common Stock and shared dispositive power with respect to 5,604,528 shares of AFC Common Stock as of December 31, 2006. ClearBridge Asset Management, Inc. claims shared voting power with respect to 1,795 shares of AFC Common Stock and shared dispositive power with respect to 22,984 shares of AFC Common Stock as of December 31, 2006. Smith Barney Fund Management LLC claims shared voting and dispositive power with respect to 11,700 shares of AFC Common Stock as of December 31, 2006. ClearBridge Advisors, LLC, ClearBridge Asset Management, Inc. and Smith Barney Fund Management LLC are reporting as a group in accordance with Rule 13d-1(b)(1)(ii)(J) of the Exchange Act.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          The Board consists of ten (10) directors divided into three classes: two of four directors each and one of two directors. Upon election by the shareholders, the directors of each class generally serve for a term of three years, with the directors of one class elected each year.

          In all cases, directors serve until their respective successors are duly elected and qualified. Pursuant to the Bylaws of AFC, no person is eligible for election or appointment as a director who is seventy-five (75) years of age or older, and no person shall continue to serve as a director after the regular Board meeting immediately preceding such director’s seventy-fifth (75th) birthday.

          The directors whose terms expire at the Annual Meeting are John J. Conefry, Jr. and Thomas V. Powderly. Each of these directors, referred to individually as a Board Nominee and collectively as the Board Nominees, has been nominated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee, to stand for reelection, and, if elected, to serve for a term expiring at the annual meeting of shareholders of AFC to be held in 2010. Each Board Nominee has consented to being named in this Proxy Statement and to serve as a director of AFC if elected.

          If any Board Nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board to replace such nominee. The Board presently has no knowledge that either of the Board Nominees will refuse or be unable to serve.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE BOARD NOMINEES FOR ELECTION AS DIRECTORS OF AFC FOR TERMS OF THREE YEARS EACH.

Board Nominees, Directors and Executive Officers

          The following table sets forth information regarding the Board Nominees for election and members of the Board.

Name	Age (1)	Positions Held with AFC (2)	Director Since	Term Expires
George L. Engelke, Jr.	68	Director, Chairman of the	1993	2008
		Board, President and Chief
		Executive Officer
Gerard C. Keegan	60	Director, Vice Chairman and	1997	2009
		Chief Administrative Officer
Andrew M. Burger	72	Director	1993	2009
John J. Conefry, Jr.	62	Director, Vice Chairman and	1998	2007
		Board Nominee
Denis J. Connors	65	Director	1993	2009
Thomas J. Donahue	66	Director	1993	2009
Peter C. Haeffner, Jr.	68	Director	1997	2008
Ralph F. Palleschi	60	Director and Presiding	1996	2008
		Director
Thomas V. Powderly	69	Director and Board Nominee	1995	2007
Leo J. Waters	72	Director	1998	2008

(1)	As of the Record Date.

(2)	All directors of AFC also serve as directors of the Association.

          The following table sets forth information regarding the non-director executive officers of AFC.

Name	Age (1)	Positions Held With AFC
Alan P. Eggleston	53	Executive Vice President, Secretary and General Counsel
Arnold K. Greenberg	66	Executive Vice President and Assistant Secretary
Gary T. McCann	53	Executive Vice President
Monte N. Redman	56	Executive Vice President and Chief Financial Officer

(1)	As of the Record Date.

          All executive officers of AFC are elected annually and serve until their respective successors have been chosen, subject to their removal as officers at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board. For additional information, see Executive Compensation - Compensation Discussion and Analysis, referred to as the CD&A, commencing on page 21.

          Biographical Information

          The following is a brief description of the business experience of the directors, Board Nominees and executive officers for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Exchange Act.

                    Directors and Board Nominees

          George L. Engelke, Jr. has been President, Chief Executive Officer and a director of AFC since its formation in 1993. He has served as Chairman of the Board and Chairman of the Board of Directors of the Association since April 1997. A certified public accountant, he joined the Association in 1971 as Vice President and Treasurer. He was named Executive Vice President and Treasurer in 1974, Chief Operating Officer in 1986 and President and Chief Executive Officer in 1989. He has served as a director of the Association since 1983. Mr. Engelke serves as a director of the Community Preservation Corporation and the Advisory Board of Neighborhood Housing Services of New York City, Inc. He is a director and Chairman of the Federal Home Loan Bank of New York and a member of the Thrift Institutions Advisory Panel to the Federal Reserve Bank of New York. He is a member of the Board of Trustees of Long Island University and a director of the New York Bankers Association. He serves as a member of various committees and is a former director of America’s Community Bankers. Mr. Engelke previously served as a member of the Financial Accounting Standards Advisory Council.

          Gerard C. Keegan has been Vice Chairman, Chief Administrative Officer and a director of AFC and the Association since September 30, 1997, when he joined AFC following the acquisition of The Greater New York Savings Bank, referred to as The Greater, and its merger with and into the Association, referred to as The Greater Acquisition. He is responsible for the retail banking, information services, and marketing areas of the Association. Prior to joining AFC, Mr. Keegan served from 1991 to 1997 as Chairman, President and Chief Executive Officer of The Greater. From 1988 to 1991, he served as President and Chief Operating Officer of The Greater. He served as a director of The Greater from 1988 to 1997. He is a member of the Board of Trustees of St. Francis College.

          Andrew M. Burger has been a director of AFC since its formation in 1993 and is the former President of Atlantic Iron Works, Inc. He has served as a director of the Association since 1975.

          John J. Conefry, Jr. has served as Vice Chairman and a director of AFC since September 30, 1998 when he joined AFC following the acquisition of Long Island Bancorp, Inc., referred to as LIB, and the merger of LIB with and into AFC and the merger of LIB’s wholly owned subsidiary, The Long Island Savings Bank FSB, referred to as LISB, with and into the Association, referred to as the LIB Acquisition. He served as an executive officer of AFC from September 1998 to December 2000. From December 2000 until September 2001, he served as Chairman of AFC’s Litigation Advisory Committee which was established in connection with the action entitled The Long Island Savings Bank, FSB v. The United States then pending before the United States Court of Federal Claims. Prior to joining AFC, Mr. Conefry served as Chief Executive Officer of LISB from 1993 and of LIB from 1994 through the consummation of the LIB Acquisition. He was named President of LIB and LISB in 1996. Mr. Conefry served as a director of LISB from 1980 and of LIB from 1993. He was named Vice Chairman of LISB in 1993. He served as Chairman of the Board of Directors of LIB and of LISB from 1994. Prior to joining LISB in 1993, Mr. Conefry was employed by Merrill Lynch, Pierce, Fenner & Smith, Inc., as a Senior Vice President from 1981 to 1993. Prior to that, he was a partner in the public accounting firm of Deloitte Haskins & Sells, the predecessor of Deloitte & Touche LLP. Mr. Conefry also serves on a number of boards of not-for-profit organizations. Mr. Conefry is a director of 1-800-FLOWERS.COM, Inc., a florist and gift retailer whose common stock is registered under Section 12 of the Exchange Act and trades on The NASDAQ Stock Market under the symbol “FLWS.”

          Denis J. Connors has been a director of AFC since its formation in 1993 and is the former Chairman and Chief Executive Officer of Curran & Connors, Inc., a designer and publisher of annual reports. Mr. Connors currently serves as a director of Curran & Connors, Inc. He has served as a director of the Association since 1990. He is currently a trustee of the Good Samaritan Hospital Foundation.

          Thomas J. Donahue, a certified public accountant, has been a director of AFC since its formation in 1993. He retired as a partner of Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP, in 1986. Following his retirement and prior to becoming a director of the Association, Mr. Donahue served as president and a director of other savings institutions from 1987 to 1990. He has served as a director of the Association since 1990.

          Peter C. Haeffner, Jr. has been a director of AFC and the Association since September 30, 1997 following The Greater Acquisition. He is Managing Director and Principal of PHAEF, LLC. a real estate investment and advisory company. From 2001 to December 2004, he served as Managing Director and Principal of Real Estate Trade Advisors LLC, a real estate finance and advisory company. From December 1998 to June 2001, he served as Senior Director, Financial Services Group, of Cushman & Wakefield, Inc., a real estate firm. Mr. Haeffner served as Senior Managing Director, Financial Services Group, Corporate Advisory and Finance Division of Cushman & Wakefield, Inc. from December 1997 to December 1998 and as its Eastern Regional Director, Financial Services Group from May 1994 to December 1997. Previously, Mr. Haeffner was President and Managing Director of Sonnenblick-Goldman Company, a real estate firm, for a period of eight years. Mr. Haeffner also serves as a director of Stewart Title Insurance Company of New York. Mr. Haeffner served as a director of The Greater from 1992 to 1997.

          Ralph F. Palleschi, a certified public accountant, has been a director of AFC and the Association since 1996. In 1983, he co-founded First Long Island Investors, Inc., a registered investment advisor pursuant to the Investment Advisers Act of 1940, as amended, and a registered broker/dealer with the National Association of Securities Dealers, Inc. He continues to serve as a director and is President and Chief Operating Officer of such company. From 1993 to 1997, he served as Chief Operating Officer of the New York Islanders hockey team. From 1977 to 1983, he served as Vice President - Finance and

Chief Financial Officer of Entenmann’s Inc., a publicly traded food products company. From 1968 to 1977, he was employed by Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP. He is Chairman of the Board of Directors of Abilities! and Chairman of the Board of Trustees of the Variety Child Learning Center.

          Thomas V. Powderly has been a director of AFC and the Association since January 31, 1995, following the acquisition of Fidelity New York, F.S.B., referred to as Fidelity, by the Association. He served Fidelity in a variety of capacities. From 1986 to 1990, he served as Executive Vice President. In 1990, he was appointed President and Chief Operating Officer and in 1992 was named Chief Executive Officer. He was named Chairman of the Board of Directors of Fidelity in 1993. From 1993 until January 1995, he served as Chairman and Chief Executive Officer. Prior to 1986, Mr. Powderly held positions with Edward S. Gordon, Inc., a commercial real estate brokerage and management firm, and with several thrift institutions.

          Leo J. Waters has been a director of AFC and the Association since September 30, 1998, following completion of the LIB Acquisition. Prior to the LIB Acquisition, he served as a director of LIB since 1993. He became a director of LISB in 1990. Mr. Waters is the President of a private investment consulting firm.

                    Executive Officers Who Are Not Directors

          Alan P. Eggleston, an attorney, has served as Executive Vice President and General Counsel of AFC since December 1997 and as Secretary since March 2001. He is responsible for the legal, auditing, asset review and security areas of the Association and AFC. He served as Senior Vice President and General Counsel of AFC from 1996 to 1997. He joined the Association in 1993 as Vice President and General Counsel. In 1994, he was named Vice President and General Counsel of AFC. In 1995, he became First Vice President and General Counsel of AFC and the Association. Prior to joining the Association, he served as an executive officer and counsel to several thrift institutions.

          Arnold K. Greenberg has served as Executive Vice President of AFC since December 1997 and as Senior Vice President from its formation in 1993 to 1997. He is responsible for banking operations, human resources and the general services and facilities areas of the Association. He joined the Association in 1975 as Vice President and was appointed Senior Vice President in 1979 and Executive Vice President in 1997. In 1986, Mr. Greenberg became Senior Vice President, Administration and Operations, and in January of 1993, Senior Vice President, Consumer Services. He also serves as a member of the Board of Directors of the Long Island Region of the American Heart Association and as a member of the Board of Trustees of the Variety Child Learning Center.

          Gary T. McCann has served as Executive Vice President of AFC since December 2003. He serves as senior lending officer of the Association. Mr. McCann joined the Association in 1990. From 1993 to 1997, he served as Vice President and Director of Residential Mortgage Originations of the Association and from 1997 to 2003 served the Association as Senior Vice President. In December 2003, he became Executive Vice President of both AFC and the Association. Prior to joining the Association, Mr. McCann served as a senior officer of residential lending at another thrift institution. He serves as a director of Habitat for Humanity of Suffolk County and Community Development Corporation of Long Island, Inc.

          Monte N. Redman has served as Executive Vice President and Chief Financial Officer of AFC since December 1997. He is responsible for the treasury operations, investments, accounting operations, financial, investor relations, management and tax reporting areas, and the financial planning and merger and acquisition areas of the Association and AFC. He served as Senior Vice President, Treasurer and Chief Financial Officer of AFC from its formation in 1993 to 1997. He joined the Association in 1977. In 1979, he was named Assistant Controller, and, in 1982, Assistant Vice President. Mr. Redman became Vice President, Investment Officer in 1985, was appointed Senior Vice President, Treasurer and Chief Financial Officer in 1989 and was appointed Executive Vice President and Chief Financial Officer in 1997. He also serves as the Chairman of the Board of Directors of the national Tourette Syndrome Association.

          There is no family relationship between any director, Board Nominee, officer or significant employee of AFC. There are no proceedings to which any director, officer or affiliate of AFC, any owner of record or beneficially of more than five percent (5%) of any class of AFC voting stock, or any associate of any such person is a party adverse to AFC or any of its subsidiaries nor does any such person have a material interest adverse to AFC or its subsidiaries.

Director Independence

          As required by the New York Stock Exchange, referred to as the NYSE, Listed Company Manual, the Board has determined that at least a majority of the current directors of AFC are independent. Specifically, the Board has determined that, with the exception of Mr. Engelke and Mr. Keegan, all directors of AFC, including the Board Nominees, are independent. Mr. Engelke and Mr. Keegan have been determined not to be independent due to their positions as executive officers of AFC and the Association.

          In addition to utilizing the specific independence standards set forth in Section 303A of the NYSE Listed Company Manual, the Board has adopted Director Independence Standards, a copy of which is attached as Exhibit A to this Proxy Statement and is posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” The Director Independence Standards are intended to supplement the NYSE independence standards and to cover three specific situations: (i) directors who obtain routine banking services from the Association; (ii) donations by AFC to charities with which directors are associated; and (iii) direct or indirect payments for services by executive officers to companies with whom directors are affiliated made under circumstances where the payments, if made by AFC for services rendered to AFC, would not impair the directors’ independence pursuant to the NYSE Listed Company Manual.

          Pursuant to the Director Independence Standards, a director will not be considered to have his or her independence impaired by maintaining a deposit account of any amount with the Association so long as the Association maintains a rating in one of the two highest rating categories under the classification system used by the Office of Thrift Supervision in conducting its examinations of the Association. A lending relationship between a director and the Association will not be considered to impair a director’s independence so long as the loan was granted in accordance with applicable Office of Thrift Supervision regulations and Federal Reserve Board Regulation O; the loan is not, pursuant to the Association’s usual policies, classified as non-accrual, past due, restructured or a potential problem loan; and the loan does not involve more than the normal risk of collectability or otherwise present other unfavorable features. Other banking services offered by the Association are viewed as immaterial to a director’s independence.

          Pursuant to the Director Independence Standards, a director will not be deemed to have his or her independence impaired by contributions made by AFC to a charity with which the director may be associated so long as the contribution does not exceed $100,000 per year.

          Pursuant to the Director Independence Standards, a director will not be deemed to have his or her independence impaired where such director has an equity investment in the same company as an executive officer and AFC does not engage in business with that company or where a director is associated with a company with which AFC does not do business, but which an executive officer may do business, so long as the revenue generated by the executive officer’s business does not exceed the greater of $1,000,000 or 2% of such company’s consolidated gross revenue.

          During its review of director independence for each Board Nominee and other members of the Board that have been identified as independent, the Board considered transactions and relationships between each director or any member of his or her immediate family and AFC and its subsidiaries, affiliates and equity investors, including those reported under Transactions with Certain Related Persons commencing on page 13. The Board also examined transactions and relationships between directors or their affiliates and members of executive management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

          Specifically, the Nominating and Corporate Governance Committee and the Board considered the following transactions and relationships with respect to the directors, members of their immediate family or the directors’ related interests:

A)	the deposit relationships maintained by Mr. Burger, Mr. Conefry, Mr. Connors, Mr. Donahue, Mr. Haeffner and Mr. Powderly with the Association, with the Association;

B)	the lending relationships maintained by Mr. Donahue, Mr. Haeffner, Mr. Powderly and Mr. Waters;

C)

the relationship of Mr. Connors to a company utilized by AFC to assist in the preparation of its annual report to shareholders and specifically the overall amount of fees paid for such service and the revenue provided to such company as a result of such engagement relative to such company’s overall revenue;

D)	the consulting fees received by Mr. Conefry in 2004 with respect to litigation AFC has pending against the United States; and

E)

the relationship of Mr. Palleschi to a company utilized personally by Mr. Engelke and another executive officer to invest personal funds and the fees generated to such company as a result of such relationships relative to such company’s overall revenue.

          In addition, the Nominating and Corporate Governance Committee and the Board reviewed the charitable contributions made by the Association during 2006 and determined that no contributions were made of sufficient size to impair the independence of any director who might be affiliated with such charities.

Identifying and Evaluating Nominees for Director

          The Board has adopted, and at least annually reviews and approves, Nominee Qualification Guidelines for use by the Nominating and Corporate Governance Committee in evaluating all potential nominees and Corporate Governance Guidelines, which set forth, among other matters, Board composition and director qualification standards. Among the matters reviewed are the candidate’s integrity, maturity and judgment, experience, collegiality, expertise, diversity, commitment and independence. Copies of the Nominee Qualification Guidelines and the Corporate Governance Guidelines are available on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Printed copies may also be requested by contacting AFC’s Investor Relations

Department by calling (516) 327-7869 or in writing at the address set forth on page 1 of this Proxy Statement.

          The Board has also implemented a procedure for evaluating the performance of the Board, each of its committees and each of its directors. The evaluation of directors is considered and reviewed by the Nominating and Corporate Governance Committee in considering the nomination of an existing director.

          If a shareholder presents a potential nominee, the shareholder will be encouraged to provide information that is responsive to the Nominee Qualification Guidelines to assist the Nominating and Corporate Governance Committee in evaluating proposed nominees. Such nominations and related information will be considered and reviewed by the Nominating and Corporate Governance Committee of the Board. All nominees, including incumbent directors, Board nominees and shareholder nominees, will be evaluated in the same manner by the Nominating and Corporate Governance Committee. AFC has never been presented with a shareholder nominee and has never retained any third party to assist in the search process. The Charter of the Nominating and Corporate Governance Committee authorizes the Committee to utilize the services of search firms at the Committee’s discretion.

          Pursuant to the Corporate Governance Guidelines adopted by the Board, all newly elected Board members are required, at the time of their initial election to the Board, to have an investment in AFC Common Stock. Within three years of initial election, directors are expected to maintain beneficial ownership in non-derivative shares of AFC Common Stock equal to at least 3,000 shares. All directors and Board Nominees satisfy such requirement without regard to any phase-in period.

          For a description of the procedures to be followed by shareholders in submitting director nominations and related information, see Additional Information - Shareholders Proposals and Notice of Business to be Conducted at an Annual Meeting commencing on page 54.

Committees and Meetings of the Board

          The Board meets on a monthly basis and may have additional special meetings upon the request of the Chairman, President and Chief Executive Officer or any three (3) members of the Board. During the fiscal year ended December 31, 2006, the Board met twelve (12) times. No director attended less than seventy five percent (75%) of the total number of meetings held by the Board and its committees on which such director served.

          In addition, the non-management directors of AFC met three times during 2006. Such meetings are presided over by Mr. Palleschi, as Presiding Director.

          The Board has established three (3) standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee, which is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Copies of the Compensation Committee’s Charter, the Nominating and Corporate Governance Committee’s Charter and the Audit Committee’s Charter, as well as AFC’s Bylaws, are posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading Corporate Governance. Shareholders may request a printed copy of each such document by contacting the Investor Relations Department of AFC by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

          Compensation Committee

          The Compensation Committee consists of Mr. Connors, as Chairman, and Messrs. Burger, Donahue, Palleschi and Waters. The function of the Compensation Committee is to carry out the duties and responsibilities set forth in the Charter of the Compensation Committee, including but not limited to, (i) discharging the responsibilities of the Board relating to AFC’s compensation and benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans; (ii) producing an annual Compensation Committee Report as required by the Securities and Exchange Commission, referred to as the SEC, for inclusion in AFC’s proxy statements (see page 21); and (iii) otherwise assisting the Board in its oversight responsibilities with respect to the human resources, compensation and benefits activities of AFC and its subsidiaries. The Compensation Committee administers, establishes target incentives and goals, and reviews performance relative to such goals pursuant to the Astoria Financial Corporation Executive Officer Annual Incentive Plan, referred to as the Executive Incentive Plan. The Compensation Committee also administers the 1996 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 1996 Officer Option Plan, the 1999 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 1999 Officer Option Plan, the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 2003 Stock Option Plan, and the 2005 Re-designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 2005 Stock Incentive Plan, including the granting of various forms of equity compensation pursuant to such plan. The Committee also administers the 1996 Stock Option Plan for Outside Directors of Astoria Financial Corporation, referred to as the 1996 Directors Option Plan, and the 1999 Stock Option Plan for Outside Directors of Astoria Financial Corporation, referred to as the 1999 Directors Option Plan. The committee meets as needed and met seven (7) times during 2006. The Compensation Committee has the authority to establish compensation levels for the executive officers. It annually reviews director compensation. As a matter of practice, the actions of the Compensation Committee with respect to executive officer compensation and recommendations the Compensation Committee may make with respect to director compensation are reviewed by the Board at the next regular Board meeting for ratification and approval. The Compensation Committee may not delegate its authority. For a discussion of the role of the executive officers in determining or recommending the amount and form of executive officer and director compensation and the role and identity of compensation consultants utilized and the nature of the assignments undertaken, see Compensation Committee Interlocks and Insider Participation commencing on page 15, Director Compensation commencing on page 15 and CD&A commencing on page 21. All members of the Compensation Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual.

                              Corporate Governance

          Recommendations to the Compensation Committee of AFC with respect to both executive officers’ and non-executive officers’ salaries are presented by Mr. Engelke. Non-executive officer recommendations are developed based in large part upon input from the executive officer to whom such officers report. Mr. Engelke also provides insight to the Compensation Committee regarding his performance and that of the other officers of AFC, both executive and non-executive, and provides other recommendations regarding executive officer compensation. Mr. Engelke does not attend or participate in the Committee’s deliberations or approval of compensation issues relating to his own compensation.

          In 2004, the Compensation Committee retained the services of GK Partners, a compensation consultant, for the purposes of evaluating the amount and structure of the executive officers’ compensation, including that of the Chief Executive Officer. Included in the report to the Committee was a comparative analysis of 13 “peer” companies utilizing 2003 compensation data. These companies included Banknorth Group, Inc., Charter One Financial, Inc., Commerce Bancorp, Commercial Federal, Golden West Financial Corp., Greenpoint Financial Corp., Hudson City Bancorp, Independence Community Bancorp, New York Community Bancorp, North Fork Bancorporation, Sovereign Bancorp, TCF Financial Corp. and Webster Financial Corp.

          In 2006, the Compensation Committee retained Watson Wyatt in connection with the implementation of the 2005 Stock Incentive Plan. As part of that assignment, Watson Wyatt reviewed the analysis undertaken by GK Partners and conducted a similar comparative analysis. The companies utilized by Watson Wyatt included TD Banknorth, Charter One Financial, Inc., Commerce Bancorp, Greenpoint Financial Corp., Hudson City Bancorp, Independence Community Bancorp, Indymac, New York Community Bancorp, North Fork Bancorporation, Sovereign Bancorp, and Webster Financial Corp.

          In addition to reviewing the appropriateness of cash compensation paid to the Named Executives, among others, both of the consultants advised the Compensation Committee on the appropriateness and competitiveness of the level of equity compensation provided to the Named Executives and the amount and structure of change of control related compensation.

          Nominating and Corporate Governance Committee

          The Nominating and Corporate Governance Committee consists of Mr. Palleschi, as Chairman, and Messrs. Burger, Conefry, Connors, Haeffner and Powderly. The function of the Nominating and Corporate Governance Committee is to carry out the duties and responsibilities set forth in the Charter of the Nominating and Corporate Governance Committee, including but not limited to, (i) assisting the Board in identifying individuals qualified to become Board members; (ii) recommending to the Board nominees for election to the Board; (iii) reviewing nominations for election to the Board made by shareholders of AFC pursuant to Article I, Section 6(c) of AFC’s Bylaws; (iv) assisting the Board in developing and implementing a process to assess the effectiveness of individual Board members and of the Board and its committees collectively; (v) advising the Board with respect to Board and committee composition and procedures; (vi) developing, recommending to the Board and annually reviewing AFC’s Corporate Governance Guidelines; and (vii) otherwise carrying out the duties, goals and responsibilities assigned to the Nominating and Corporate Governance Committee pursuant to AFC’s Bylaws, the Corporate Governance Guidelines and the Committee’s Charter. The Nominating and Corporate Governance Committee meets as needed and met four (4) times during 2006. All members of the Nominating and Corporate Governance Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual.

          Audit Committee

          The Audit Committee consists of Mr. Donahue, as Chairman, and Messrs. Burger, Connors, Haeffner, Palleschi and Waters. The function of the Audit Committee is to oversee the accounting and financial reporting processes of AFC and audits of the financial statements of AFC and to carry out the duties and responsibilities set forth in the Charter of the Audit Committee, including but not limited to, (i) assisting Board oversight of: (a) the integrity of AFC’s financial statements, (b) AFC’s compliance with legal and regulatory requirements, (c) the qualifications and independence of AFC’s independent registered public accounting firm, and (d) the performance of AFC’s independent registered public accounting firm and the internal audit function; (ii) preparing an Audit Committee report as required by the SEC, to be included in AFC’s annual proxy statement (see page 53); and (iii) performing such other functions as shall be assigned to the Audit Committee by the Board. The Audit Committee also reviews (1) the scope and results of the audits and reviews performed by AFC’s internal auditor and AFC’s independent registered public accounting firm, (2) the internal controls and accounting systems and policies of AFC, (3) the basis for certain reports to the Association’s regulatory authorities, and (4) reports of examination of AFC and the Association issued by the Office of Thrift Supervision or other regulatory authorities. The Board has determined that Messrs. Donahue and Palleschi are audit committee financial experts. They and all other members of the Audit Committee have been determined by the Board to be independent as defined in the NYSE Listed Company Manual. While the Board has not directly limited the number of audit committees of other public companies on which an Audit Committee member may sit, the Board has limited, within AFC’s Corporate Governance Guidelines, Board member service on the boards of directors of other public companies to no more than two other boards of directors. The Audit Committee meets, at a minimum, on a quarterly basis, and met nine (9) times during 2006. See Audit Committee - Report of the Audit Committee commencing on page 53.

Transactions with Certain Related Persons

          It is the policy of AFC and the Association that all transactions, including loans (which are only made by the Association), between AFC or the Association and its directors, executive officers, members of their families, holders of ten percent (10%) or more of the shares of any class of its common stock, and affiliates thereof, (i) may be made only in the ordinary course of AFC’s and the Association’s businesses, (ii) contain terms no less favorable to AFC or the Association than could have been obtained in arms-length negotiations with unaffiliated persons, and (iii) must be approved by a majority of the independent outside directors of AFC or the Association, respectively, not having any interest in the transaction or, as allowed by law, are benefits provided generally to all full time employees of the Association on a nondiscriminatory basis and such benefits have been similarly approved by the Board.

          The Association has an Employee & Director Mortgage Loan and Home Equity Loan Policy pursuant to which all employees, officers and directors of the Association in good standing with at least two (2) years of service are eligible for certain discounts on residential mortgage loans and home equity loans made by the Association and secured by such individual’s primary residence. Loans may not involve more than the normal risk of collection or present other unfavorable features.

          All loans outstanding to the directors, Board Nominees or executive officers of AFC or members of their immediate families were made in conformity with the Association’s policy in this regard and have not been classified as non-accrual, past due, restructured or potential problem loans. All such loans are subject to and comply with the insider lending restrictions of Section 22(h) of the Federal Reserve Act (12 U.S.C. §375b).

          The amount of any discount received by a director during 2006 as a result of such program has been included in the All Other Compensation Column of the Director Compensation Table on page 20 and as to the executive officers named in the Summary Compensation Table, referred to as the Named Executives, in the All Other Compensation column of the Summary Compensation Table on page 32.

          For a discussion of the compensation received by directors, Board Nominees and executive officers, see the section entitled Director Compensation commencing on page 15 and the CD&A commencing on page 21.

Security Ownership of Management

          The following table sets forth information concerning the interests in AFC Common Stock as of the Record Date of each director and Board Nominee of AFC, each Named Executive and all directors and executive officers of AFC as a group. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership (1)(2)	Percent of Class (3)
George L. Engelke, Jr.	4,656,668 (4)(5)	4.65
Gerard C. Keegan	800,853 (6)
Andrew M. Burger	164,003 (7)
John J. Conefry, Jr.	70,734
Denis J. Connors	265,130 (8)
Thomas J. Donahue	207,773 (9)
Peter C. Haeffner, Jr.	45,744 (10)
Ralph F. Palleschi	87,000 (11)
Thomas V. Powderly	60,000 (12)
Leo J. Waters	50,088 (13)
Alan P. Eggleston	1,443,163 (4)(14)	1.47
Arnold K. Greenberg	1,867,315 (4)(15)	1.90
Monte N. Redman	2,072,742 (4)(16)	2.10
All directors, Board Nominees
and executive officers as a
group (14 persons)	9,900,026 (17)	9.57

(1)	Except as otherwise indicated, each person listed has sole voting and investment power with respect to the shares of AFC Common Stock indicated.

(2)

Included are shares of AFC Common Stock which could be acquired within 60 days of the Record Date pursuant to options to acquire AFC Common Stock as follows: Mr. Engelke (2,576,766 shares), Mr. Keegan (616,500 shares), Mr. Burger (24,000 shares), Mr. Conefry (54,000 shares), Mr. Connors (60,000 shares), Mr. Donahue (60,000 shares), Mr. Haeffner (30,000 shares), Mr. Palleschi (60,000 shares), Mr. Powderly (6,000 shares), Mr. Waters (46,350 shares), Mr. Eggleston (430,536 shares), Mr. Greenberg (646,500 shares), Mr. Redman (924,271 shares), and all directors, Board Nominees and executive officers as a group (5,867,416 shares).

(3)	Except as otherwise indicated, the percent of class beneficially owned does not exceed one percent (1.00%).

(4)

Messrs. Engelke, Eggleston, Greenberg and Redman are among the trustees of the Association Employees’ Pension Plan. As such, each has included within the shares beneficially owned by them 773,308 shares of AFC Common Stock held by the Association Employees’ Pension Plan, as to which each has shared voting and investment power.

(5)

Included are 816,554 shares of AFC Common Stock as to which Mr. Engelke has shared voting and investment power, 72,800 shares of AFC Common Stock as to which he has sole voting and no investment power and 31,680 shares of AFC Common Stock as to which he has shared voting and sole investment power. Mr. Engelke has pledged 277,612 shares of AFC Common Stock pursuant to a margin account arrangement.

(6)

Included are 48,650 shares of AFC Common Stock as to which Mr. Keegan has shared voting and investment power and 35,950 shares of AFC Common Stock as to which he has sole voting and no investment power.

(7)	Included are 69,000 shares of AFC Common Stock as to which Mr. Burger has shared voting and investment power.

(8)

Included are 75,000 shares of AFC Common Stock as to which Mr. Connors has shared voting and investment power. Mr. Connors has pledged 187,407 shares of AFC Common Stock pursuant to a margin account arrangement.

(9)

Included are 147,772 shares of AFC Common Stock as to which Mr. Donahue has shared voting and investment power. Mr. Donahue has pledged 109,052 shares of AFC Common Stock pursuant to a margin account arrangement.

(10)

Included are 500 shares of AFC Common Stock as to which Mr. Haeffner has shared voting and investment power. Mr. Haeffner has pledged 15,744 shares of AFC Common Stock pursuant to a margin account arrangement.

(11)	Mr. Palleschi has pledged 27,000 shares of AFC Common pursuant to a margin account arrangement.

(12)	Included are 54,000 shares of AFC Common Stock as to which Mr. Powderly has shared voting and investment power.

(13)	Mr. Waters has pledged 3,738 shares of AFC Common Stock pursuant to a margin account arrangement.

(14)

Included are 946,959 shares of AFC Common Stock as to which Mr. Eggleston has shared voting and investment power, 30,725 shares of AFC Common Stock as to which he has sole voting and no investment power and 10,231 shares of AFC Common Stock as to which he has shared voting and sole investment power. Mr. Eggleston has pledged 142,767 shares of AFC Common Stock pursuant to a margin account arrangement.

(15)

Included are 871,308 shares of AFC Common Stock as to which Mr. Greenberg has shared voting and investment power, 28,675 shares of AFC Common Stock as to which he has sole voting and no investment power and 54,851 shares of AFC Common Stock as to which he has shared voting and sole investment power. Mr. Greenberg has pledged 259,810 shares of AFC Common Stock pursuant to a margin account arrangement.

(16)

Included are 817,704 shares of AFC Common Stock as to which Mr. Redman has shared voting and investment power and 46,875 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Redman has pledged 280,168 shares of AFC Common pursuant to a margin account arrangement.

(17)

Included are 1,595,168 shares of AFC Common Stock as to which directors, Board Nominees and executive officers, as a group, have shared voting and investment power (which includes 773,308 shares of AFC Common Stock held by the Association Employees’

Pension Plan, as to which certain officers have shared voting and investment power, as described in note (4) above), 243,625 shares of AFC Common Stock as to which directors, Board Nominees and executive officers, as a group, have sole voting and no investment power (which represent shares of restricted stock granted to the executive officers pursuant to the 2005 Stock Incentive Plan) and 96,762 shares of AFC Common Stock as to which directors, Board Nominees and executive officers, as a group, have shared voting and sole investment power (representing shares held by the executive officers in their Association Incentive Savings Plan accounts.)

Compensation Committee Interlocks and Insider Participation

          The directors who served as members of the Compensation Committee in 2006 were the same members who currently comprise the Compensation Committee as disclosed in the section entitled Committees and Meetings of the Board – Compensation Committee commencing on page 11, with the exception of Robert J. Conway, a former director of AFC, who served on the Compensation Committee from January 1, 2006 until his resignation from the Board on March 14, 2006. Mr. Waters joined the Compensation Committee on October 18, 2006. No members of the Compensation Committee are former employees of AFC or the Association. Mr. Waters, during 2006, had a loan secured by his principal residence and received a benefit under the Association’s Employee & Director Mortgage Loan and Home Equity Loan Policy. The amount of the benefit received by Mr. Waters is included in the All Other Compensation Column of the Director Compensation Table on page 20. See CD&A commencing on page 21 for further information regarding this policy. See Transactions with Certain Related Persons on page 13. There were no other transactions or relationships involving members of the Compensation Committee requiring disclosure in this Proxy Statement. During 2006, none of AFC’s executive officers served as a director or member of the compensation committee (or equivalent body) of another entity where a director or member of AFC’s Compensation Committee served as an executive officer or director.

Director Compensation

          The following section sets forth information regarding director compensation.

          Directors’ and Other Fee Arrangements

          All non-employee directors of AFC receive an annual retainer of $22,000. No additional fees for attendance at Board meetings are paid. All members of the Board also serve as directors of the Association. All non-employee directors of the Association receive an annual retainer of $44,000. No additional fees for attendance at Association Board of Directors meetings are paid. The Chairman of the Audit Committee of AFC and the Association receives an additional annual retainer of $15,000 in the aggregate and all members of the Audit Committee receive a $1,000 fee per Audit Committee meeting attended. The Chairman of the Nominating and Corporate Governance Committee of AFC and the Association receives an additional annual retainer of $10,000 in the aggregate and all members of the Nominating and Corporate Governance Committee receive a $1,000 fee per Nominating and Corporate Governance Committee meeting attended. The Chairman of the Compensation Committee of AFC and the Association receives an additional annual retainer of $10,000 in the aggregate and all members of the Compensation Committee receive a $1,000 fee per Compensation Committee meeting attended. Typically, committee meetings of AFC and the Association are held as joint meetings and only a single meeting attendance fee is paid.

          The aggregate of fees paid to directors for their service as directors of both AFC and the Association is reflected in the Fees Earned or Paid in Cash column of the Directors Compensation Table on page 20.

          Directors’ Option Plans

          AFC maintains the 1999 Directors Option Plan pursuant to which non-employee directors of AFC and the Association are granted options on terms previously approved by the shareholders of AFC. AFC also maintains the 1996 Directors Option Plan, pursuant to which options were previously granted to directors, but which has remained frozen by the Board since 1999.

          The purpose of the 1999 Directors Option Plan is to promote the growth and profitability of AFC, to provide directors of AFC and affiliates with an incentive to achieve corporate objectives, to attract and retain key directors of outstanding competence and to provide such directors with an equity interest in AFC.

          Pursuant to the 1999 Directors Option Plan, each person who first becomes a non-employee director of AFC or the Association after May 19, 1999 is granted, on the 15th day of the month following the month in which he or she becomes a non-employee director, an option to purchase 12,000 shares of AFC Common Stock at an exercise price per share equal to the final quoted sale price for AFC Common Stock, excluding after-hours trading, on the NYSE on the date of grant. In addition, on January 15th of each succeeding year, or the following business day if January 15th is not a business day, each person who is then a non-employee director receives a grant of an option to purchase an additional 6,000 shares of AFC Common Stock at an exercise price per share equal to the final quoted sale price for AFC Common Stock, excluding after-hours trading, on the NYSE on the date of grant. All options granted pursuant to the 1999 Directors Option Plan vest and become exercisable upon grant.

          All options granted under the 1996 Directors Option Plan or the 1999 Directors Option Plan expire upon the earlier of 10 years following the date of grant or one year following the date the director ceases to be a director for any reason other than removal for cause, in which case the director’s options immediately terminate.

          As of the Record Date, the 1999 Director Option Plan has available for future option grants only 27,000 shares of AFC Common Stock. Based upon the current Board composition, this would be insufficient to fulfill the plan’s formula for grants in 2008. As a result, on March 21, 2007, the Board, upon the recommendation of the Compensation Committee, adopted, subject to shareholders’ approval, the 2007 Director Stock Plan. For a description of the 2007 Director Stock Plan, see Proposal No. 2, Approval of the 2007 Director Stock Plan, starting on page 45. Subject to the shareholders’ approval of the 2007 Director Stock Plan, the Board on March 21, 2007 also froze the 1999 Director Option Plan such that no further options will be granted pursuant thereto.

          Included in the Directors Compensation Table, set forth on page 20, under the Option Awards column is the amount expensed by AFC in 2006 pursuant to revised Statement of Financial Accounting Standards No. 123, “Share-Based Payment,” or SFAS 123R, for options granted during 2006 to each of the non-employee directors of AFC pursuant to the 1999 Director Option Plan. Since options granted to directors pursuant to the 1999 Director Option Plan vest upon grant, such options were expensed in full at the time of grant.

          Directors’ Retirement Plan

          The Directors’ Retirement Plan provides retirement benefits for directors of AFC or the Association with at least 10 years of service, who are not and have not been employees of AFC, the Association or any of their predecessors in interest. This excludes Mr. Engelke, Mr. Keegan, Mr. Conefry, and Mr. Powderly from participation in the plan. In 1999, participation in the Directors’ Retirement Plan was frozen such that any director who joins the Board of Directors of AFC or the Association after March 1, 1999 will not be eligible to participate in the Directors’ Retirement Plan.

          Benefits under the Directors’ Retirement Plan vest at a 50% level once an eligible director completes 10 years of service. Vesting increases by 5% each additional year of service thereafter with 100% vesting after 20 years of service. Service on the Board of Directors of companies merged into AFC or the Association is counted as eligible service under the Directors’ Retirement Plan. Any benefit which a director receives during a month pursuant to a retirement plan for service on the Board of Directors of a company merged into AFC or the Association acts as an offset against the benefit due the director during the month pursuant to the Directors’ Retirement Plan.

          The basic benefit payable under the Directors’ Retirement Plan is a monthly benefit for the life of a director commencing at retirement from the Boards of Directors of AFC and the Association or age 65, whichever is later, which, on an annual basis, is equal to the sum of (i) the annual retainers paid by AFC and the Association to their directors at the time the director retires, (ii) any annual retainers the director was receiving from AFC and the Association for service as the chairman of a committee of the Boards of Directors of AFC or the Association at the time the director retires, and (iii) a sum equal to the meeting fees paid to the director for committee meeting attendance in the year preceding the director’s retirement. Directors were allowed, prior to December 31, 2005, to make a one-time election of alternate forms of benefit payment for their benefits under the Directors’ Retirement Plan. The alternate forms of benefit, in addition to the single life annuity described above, were (i) a 10 year certain annuity, (ii) a joint and survivor annuity with the director’s spouse, and (iii) a lump sum payment. The amount of the alternate forms of benefit is calculated to be actuarially equivalent to the basic single life annuity benefit described above. For those directors entitled to receive benefits under director retirement plans established by companies merged into AFC or the Association, the director was required to select a form of benefit payment under the Directors’ Retirement Plan that is the same as the form provided pursuant to the plan established by the company merged into AFC or the Association, i.e. a 10 year certain annuity in the case of Mr. Waters and a joint and survivor annuity in the case of Mr. Haeffner.

          At the time of The Greater Acquisition, The Greater maintained The Retirement Plan of The Greater New York Savings Bank for Non-Employee Directors, or The Greater Director Retirement Plan. Pursuant to the terms of The Greater Director Retirement Plan, Mr. Haeffner became entitled to and commenced, at the time of The Greater Acquisition, receiving a $24,000 per year retirement benefit payable in the form of a joint and survivor life annuity with his spouse. At the time of The Greater Acquisition, AFC and the Association assumed The Greater’s obligations under The Greater Director Retirement Plan. The amount received during 2006 by Mr. Haeffner, as a result of this benefit, has been included in the All Other Compensation column of the Director Compensation Table on page 20.

          At the time of the LIB Acquisition, LIB maintained The LIB Non-Employee Directors’ Benefit Plan, or the LIB Director Retirement Plan. Pursuant to the terms of the LIB Director Retirement Plan, Mr. Waters became entitled at the time of the LIB Acquisition to receive, upon retirement, a $21,600 per year retirement benefit payable in the form of a ten year certain annuity. At the time of the LIB Acquisition, AFC and the Association assumed LIB’s obligations under the LIB Director Retirement Plan.

          In the event of a change of control, as defined in the Directors’ Retirement Plan, eligible directors will receive service credit through the balance of their then current term as a director. Prior to December 31, 2005, eligible directors were required to make a one-time election whether, in the event of a change of control, their benefits due pursuant to the Directors’ Retirement Plan would be paid to the director in a lump sum or transferred into a rabbi trust to be established at the time of the change of control and paid pursuant to the original alternate form benefit election.

          The directors who are eligible to participate in the Directors’ Retirement Plan, at this time, have the following vesting percentage: Mr. Burger - 100%, Mr. Connors - 80%, Mr. Donahue - 80%, Mr. Haeffner - 70%, Mr. Palleschi - 50%, and Mr. Waters - 80%.

          Included in the Director Compensation Table, set forth on page 20, under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column is the change in the actuarial value during 2006 attributable to each of the directors who participates in the Directors’ Retirement Plan based upon the same assumptions utilized for financial statement reporting in the Consolidated Financial Statements. Also included in the Director Compensation Table, set forth on page 20 under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column is the change in the actuarial value during 2006 attributable to Mr. Haeffner’s participation in The Greater Director Retirement Plan and Mr. Waters’ and Mr. Conway’s participation in the LIB Director Retirement Plan. Mr. Conway was a former director of AFC. For further information regarding the assumptions utilized and changes in such assumptions from time to time, see note 15 to the Consolidated Financial Statements. Pursuant to SEC regulations, AFC is not allowed to disclose in the Director Compensation Table a change in pension value that is less than zero even though for financial statement purposes AFC may accrue the actual change. The actual change in actuarial value with respect to Mr. Burger reflected a decline in value during 2006.

           Directors Deferred Compensation Plan

          Pursuant to the Directors Deferred Compensation Plan, non-employee directors of either AFC or the Association may elect to defer receipt of all or any part of their directors’ fees. Deferred fees are carried on the books of AFC as an unfunded obligation and are credited with interest quarterly at a rate equal to the average of AFC’s consolidated cost of funds and yield on investments for the preceding quarter, unless the cost of funds exceeds the yield on investments, in which case the rate is based upon the preceding quarter’s consolidated yield on investments.

          Pursuant to applicable SEC regulations, the rate of interest credited to participating directors’ accounts pursuant to the Directors Deferred Compensation Plan for 2006 was not an above-market rate and, therefore, is not reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Director Compensation Table set forth on page 20.

          In the event of a change of control of AFC or the Association, each participating director may elect that his fees, with accrued interest, be placed in a grantor trust established for the benefit of the director, applied to the purchase of an insurance company annuity contract, or be paid directly by AFC or its successor.

          Directors’ Death Benefit

          This plan provides that if a non-employee director dies while in service as a director of AFC or the Association, the director’s designated beneficiary will receive from AFC a payment equal to one year’s directors’ fees, including annual retainers, meeting attendance fees and committee chairman retainers, at the rate in effect immediately preceding his or her death. If a director leaves the service of AFC and the Association for any reason other than death, all rights to any benefit under this plan cease. This is an unfunded benefit for which AFC does not accrue. Therefore, no amount has been reflected in the Director Compensation Table set forth on page 20 for the value of this obligation.

          Travel Expenses and Other Perquisites

          AFC and the Association pay or reimburse directors for their travel expenses, including lodging, for attendance at meetings of the Board of Directors and committees of AFC, the Association or their subsidiary companies on which directors may serve and at other business-related functions. Included in the All Other Compensation column of the Director Compensation Table set forth on page 20 is the cost associated with travel and lodging expenses incurred by AFC for the directors’ attendance at meetings at AFC’s corporate headquarters.

          From time to time, directors’ spouses are invited to attend business-related functions away from AFC’s corporate headquarters with respect to which participation by the directors and their spouses is expected and/or encouraged. These include a holiday party with senior officers of the Association and their guests, director and executive retreats, director educational programs and other industry-related functions. Pursuant to SEC regulations, the attendance of a director’s spouse at these functions is considered a perquisite. The incremental cost to AFC of having a spouse attend such functions is included in the All Other Compensation column of the Director Compensation Table set forth on page 20. AFC believes that having the directors’ spouses attend such functions as invited guests of the Association serves the business purposes of the Association and AFC and reinforces the collegiality of the Board, resulting overall in a more efficient and productive Board.

          AFC maintains a fractional lease on a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not allowed. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite to the executives as defined by SEC regulations. See the CD&A, commencing on page 21 and the Summary Compensation Table on page 32.

          When an executive officer is traveling on business utilizing the corporate aircraft and room is otherwise available on the aircraft, directors traveling on AFC’s business and the directors’ spouses traveling with the directors may accompany the executive on such business. While such use of the aircraft by the director and the director’s spouse is considered a perquisite pursuant to SEC regulations, no value has been ascribed to such usage with respect to the directors in Director Compensation Table set forth on page 20, as there is no incremental cost to AFC for such usage.

          The directors are allowed to receive discounts on certain loans secured by their primary residence pursuant to the Association’s Employee & Director Mortgage & Home Equity Loan Policy. For a detailed description of this policy, see the Perquisites section of the CD&A commencing on page 30. The amount of any discounted interest rate or fees below what an unaffiliated customer would have been required to pay under similar circumstances during 2006 is included in the All Other Compensation column of the Director Compensation Table, set forth on page 20.

          The following Table sets forth details regarding compensation provided to the directors of AFC for the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION TABLE

			Change in Pension
	Fees		Value and
	Earned		Nonqualified
	Or Paid		Deferred
	in	Option	Compensation	All Other
	Cash	Awards	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)
Andrew M. Burger	86,000	30,955	0	3,554	120,509
John J. Conefry, Jr.	70,000	30,955	0	4,347	105,302
Denis J. Connors	93,000	30,955	24,072	4,192	152,219
Thomas J. Donahue	97,000	30,955	51,272	7,822	187,049
Peter C. Haeffner, Jr.	79,000	30,955	25,638	47,707	183,300
Ralph F. Palleschi	95,000	30,955	5,026	2,355	133,336
Thomas V. Powderly	70,000	30,955	0	4,427	105,382
Leo J. Waters	77,000	30,955	48,951	17,446	174,352
Robert J. Conway (5)	13,000	30,955	44,100	1,154	89,209

(1)

Fees Earned or Paid in Cash represent fees earned by directors for the annual retainer paid by AFC, the annual retainer paid by the Association, committee meeting attendance fees, and fees for service as committee chairman, as applicable. See the discussion on page 15 entitled Directors’ and Other Fee Arrangements.

(2)

Options were granted automatically on January 17, 2006 pursuant to the 1999 Directors Option Plan which was previously approved by the shareholders of AFC. Each director noted received a grant of an option to acquire 6,000 shares of AFC Common Stock. All options granted under the 1999 Directors Option Plan vest upon grant and expire upon the earlier of 10 years following the date of grant or one year following the date the director ceases to be a director for any reason other than removal for cause, in which case the director’s options immediately terminate. The exercise price of the options granted was the closing price of AFC Common Stock as quoted on the NYSE on the date of the grant, or $29.79. The grant date is determined by the terms of the 1999 Directors Option Plan. For purposes of this Table, options have been valued pursuant to the Black-Scholes option valuation formula. The assumptions utilized in such calculation are set forth in note 16 to the Consolidated Financial Statements.

(3)

Pursuant to SEC regulations, Mr. Burger’s Change in Pension Value is disclosed as $0.00 because the change in the actuarial value of his benefit from December 31, 2005 to December 31, 2006 was ($26,195). As non-employee directors of LIB, Mr. Waters and Mr. Conway participated in the LIB Director Retirement Plan. Also, included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column with respect to Mr. Waters and Mr. Conway is the change in actuarial value during 2006 with respect to their interests in such plan. As a non-employee director of The Greater, Mr. Haeffner participated in The Greater Director Retirement Plan. Also, included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column with respect to Mr. Haeffner is the change in actuarial value during 2006 with respect to his interests in such plan.

(4)

All Other Compensation for all directors includes travel expenses to attend onsite meetings of the Board, spousal travel and entertainment expenses for spouses’ attendance at AFC and Association-related functions and, in the case of Mr. Haeffner, Powderly and Waters, benefits received pursuant to the Association’s Employee & Director Mortgage & Home Equity Loan Policy. See the CD&A section under the heading Perquisites, commencing on page 30, for a further description of this policy. Mr. Haeffner and Mr. Conway participated in the Directors Deferred Compensation Plan described above. Pursuant to SEC regulations, the interest rate paid in 2006 with respect to their balances in the Directors Deferred Compensation Plan was not a preferential rate and, therefore, no amount has been included under the All Other Compensation column with respect to these sums. Mr. Haeffner receives medical and dental benefits pursuant to a post-retirement medical plan provided to the non-employee directors of The Greater, the premiums for which in 2006 were $17,609 and $1,290, respectively. As a former non-employee director of The Greater, he also receives a pension payment pursuant to The Greater Director Retirement Plan. That payment equaled $24,000 in 2006.

(5)	Mr. Conway resigned from the Board of AFC and from the Board of Directors of the Association on March 14, 2006 for personal reasons. He passed away shortly thereafter.

Executive Compensation

          The information set forth in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report

1)	The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) (SEC Regulation, Section 229.402(b)) with management; and

2)

Based on the review and discussion referred to in Paragraph 1 above, the Compensation Committee recommended to the Board of Directors of AFC that the CD&A be included in this Proxy Statement on Schedule 14A (SEC Regulation, Section 240.14a-101).

Compensation Committee of AFC

Denis J. Connors, Chairman	Ralph F. Palleschi
Andrew M. Burger	Leo J. Waters
Thomas J. Donahue

COMPENSATION DISCUSSION AND ANALYSIS

          Under rules established by the SEC, AFC is required to provide certain data and information regarding the compensation and benefits provided to AFC’s Chief Executive Officer, Chief Financial Officer and certain other executives of AFC. The disclosure requirements for the Chief Executive Officer and such other executives include the use of tables and the CD&A. The CD&A is intended to review the compensation awarded to, earned by or paid to the Named Executives. This review explains all material elements of AFC’s compensation of the Named Executives and describes the objectives of AFC’s compensation programs, what the program is designed to reward, each element of compensation, why AFC chooses to pay each element, how AFC determines the amount, and, where applicable, the formula for each element, and how each element and AFC’s decisions regarding that element fit into AFC’s overall compensation objectives and affect decisions regarding other elements. The Named Executives include the Chief Executive Officer, the Chief Financial Officer and AFC’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer of AFC as of December 31, 2006. The Named Executives of AFC are George L. Engelke, Jr., Monte N. Redman, Gerard C. Keegan, Arnold K. Greenberg and Alan P. Eggleston.

          Executive Compensation Philosophy. The primary objective of the executive compensation program of AFC and the Association is to attract and retain highly skilled and motivated executive officers to manage AFC in a manner to promote prudent growth and profitability and advance the interests of its shareholders.

          The compensation program is designed to provide levels of compensation which are competitive and reflective of the organization’s performance in achieving its goals and objectives, both financial and non-financial, as determined in its business plan. The program aligns the interests of the executives with those of the shareholders of AFC by providing a proprietary interest in AFC, the value of which can be significantly enhanced by the appreciation of AFC Common Stock. The program also seeks to adequately provide for the needs of the executives upon retirement, based upon their compensation levels, length of service provided to AFC and the Association and the appreciation of AFC Common Stock.

          The Named Executives are highly skilled and experienced in the management of thrift institutions. All have a minimum of thirty (30) years experience in the thrift business. All have in excess of fifteen (15) years experience in executive management responsible for managing AFC, the Association and/or other thrift institutions. All have extensive management experience and extensive banking and non-banking training. All have professional training beyond banking. In addition to their current areas of responsibility, each has hands on, day to day management experience in areas of banking outside of their current assignments, adding to the depth, flexibility and balance of the management team. All have extensive experience in the management of a public company (AFC) and, in two cases, beyond AFC. All have a commitment to excellence, prudent operations and promoting the interests of shareholders.

          Given the experience of the executives, their proven track record of performance at AFC and the investment AFC has made in these individuals, their retention is important. AFC has taken a number of steps to further this goal, such as entering into employment contracts with each of the Named Executives, providing vesting periods for equity grants and awards and retirement and change of control packages that provide meaningful incentives for the Named Executives to remain employed by AFC.

          To a significant degree, the compensation program for the executive officers mirrors that utilized throughout most of AFC’s operations. The overall compensation of the Named Executives is tied directly to their obtaining clearly defined results in a prudent manner. Since their responsibility is to manage AFC, their performance objectives are related directly to AFC’s performance. This is accomplished through the Executive Incentive Plan, the equity-based compensation program and, to a lesser degree, the retirement program.

          AFC believes that the best way to insure that the Named Executives advance the interests of the shareholders is to make sure that each of the executive officers is a significant shareholder. The Compensation Committee has established share ownership requirements applicable to its executives as a multiple of their base salaries. Excluded from the ownership requirements are outstanding AFC stock options in order to insure that the executives have more than just a hypothetical stake in AFC’s performance. Both through its equity-based incentive and retirement programs, the Named Executives receive a substantial portion of their compensation in AFC Common Stock. The better AFC Common Stock performs for AFC’s shareholders, the higher the total compensation that is earned by the Named Executives. As of the date of this Proxy Statement, each of our Named Executives exceeds the applicable ownership requirement.

          The executive compensation program of AFC consists of four (4) primary elements: Base Salary, Short-Term Non-Equity Incentive Plan Compensation, Equity-Based Compensation, and Retirement Benefits. In addition, the Association provides medical benefits, life insurance and disability and other benefits common to all its full time employees. AFC and the Association also provide certain other benefits, or Perquisites, to the Named Executives. The Perquisites are considered an immaterial component of the overall program and are generally associated with furthering the business interests of AFC. AFC and the Association have each entered into employment agreements with each of the Named Executives. These agreements, which are discussed more fully below, impose certain obligations on and provide certain benefits to the Named Executives which extend beyond the terms of their employment.

          In structuring its executive compensation program, AFC considers the before and after tax financial impact the elements of the program will have on AFC and the Association. Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Code, places a limitation of $1 million on the deductibility by AFC of certain elements of compensation earned by each of the Named Executives. AFC has submitted incentive compensation and benefit plans to its shareholders for approval, when required, in order to preserve the deductibility of most payments made to the Named Executives. As a result of the approval of such plans, and based upon the level and composition of the compensation of its executive officers, the limitations contained in Section 162(m) of the Code did not materially impact the financial condition or results of operations of AFC for the year ended December 31, 2006.

          The following details the components of AFC’s executive compensation program.

          Base Salary. Salary levels are designed to be competitive with cash compensation levels paid to similar executives at banking and thrift institutions of similar size and standing, giving due consideration to the marketplace in which AFC and the Association operate. Base salary levels are considered in conjunction with the short-term non-equity incentive plan compensation component of the executive compensation program.

          AFC’s performance to a significant degree is dependent upon factors which, in the short-term, may be positively or negatively impacted by events outside of the control of management. Our operating results are dependent primarily on our net interest income, which is the difference between the interest earned on our assets and the interest paid on deposits and borrowings. Our earnings are particularly susceptible to changes in market interest rates and U.S Treasury yield curves, government policies and the actions of regulatory authorities. The Compensation Committee seeks to balance these factors and set base salary at a level which provides a reasonably competitive level of base compensation even if AFC, due to factors outside of the control of the executives, fails to meet its minimum threshold targets such that no awards are made under the short-term non-equity incentive plan compensation component of the total cash compensation program.

          In determining whether the level of base salary and short term non-equity incentive plan compensation, or total cash compensation, is competitive, the Compensation Committee reviews information from a variety of sources. The Compensation Committee receives information and, from time to time, recommendations from management, has direct access to publications reflecting industry practices and, when the Compensation Committee deems necessary, selects and retains the services of compensation consultants. When compensation consultants are utilized for this purpose, such consultants report directly to the Compensation Committee. Although management necessarily assists the Compensation Committee during this process, controls are implemented to ensure that the consultants’ opinions and recommendations are reported directly to the Compensation Committee, independent of management.

          These sources, taken together, are utilized ultimately to confirm that the level and structure of executive compensation, and that of other officers, are fair, competitive and reasonable. In reviewing information on compensation practices with regard to executive officers within the banking and thrift industry, the primary factors which influence salary and short-term non-equity incentive plan compensation levels are the size and complexity of the institution or business unit being managed, the marketplace in which the institution is located, the position held by the executive and the performance of the institution versus peers.

          To determine whether or not base salary and short-term non-equity incentive plan compensation for 2006 were set at levels that were competitive, the Compensation Committee took a number of specific steps. The Committee was provided access to 2005 SNL Executive Compensation Review, Banks and Thrifts. This publication provides compensation data on all named executive officers at all publicly traded bank and thrift institutions in the United States, including information regarding the size and location of the institutions.

          Generally, the Compensation Committee reviews Named Executives’ salary and bonus compensation for the ensuing year in December of each year at the same time as such matters are considered for all other officers of AFC and the Association. In conducting such review, the Compensation Committee considers the performance of AFC, the performance of each of the executive officers (based both on the directors’ own insights and discussions with Mr. Engelke), the salary and compensation history of the Named Executives and both the proposed short-term non-equity incentive plan compensation targets for the coming year and proposed equity compensation grants.

          As a result of their analysis, the Compensation Committee in December 2005 approved, and the Board ratified, total 2006 base salary compensation of $3,552,000 for the six (6) executive officers, compared to $3,380,000 paid to such officers for 2005. The Chief Executive Officer received a $50,000, or a 4.76%, salary increase, to $1,100,000 per annum. The six (6) executive officers received increases for 2006 averaging 5.09%, ranging from a high of 6.67% to a low of 4.32% . For the Named Executives, total 2006 base salary compensation equaled $3,152,000, compared to $3,005,000 paid to such officers for 2005. The Named Executives received increases for 2006 averaging 4.89%, ranging from a high of 5.95% to a low of 4.31% . All such increases primarily reflect the increased cost of living within the market from which AFC draws its workforce.

          Short-Term Non-Equity Incentive Plan Compensation. Short-term non-equity incentive plan compensation consists of awards paid pursuant to the Executive Incentive Plan. This Plan was approved by the shareholders of AFC in 1999 and again in 2004 and is a performance-based plan. Annually, the Compensation Committee establishes, in advance, performance objectives. These performance objectives are derived from the business plan of AFC, which is reviewed and approved by the Board annually, typically in November, and covers the ensuing two years. The compensation payable under the Executive Incentive Plan, while it may be reduced by the Compensation Committee in its discretion, is otherwise tied directly to the attainment of the performance objectives established. The Executive Incentive Plan has been structured in this manner to maintain the tax deductibility to AFC of awards under this plan pursuant to Code Section 162(m). Therefore, the Compensation Committee has no discretion under this plan to reward performance by a particular Named Executive that may have favorably impacted AFC’s results disproportionately or reward performance that is not immediately captured in the financial performance matrix utilized.

          As noted above, the Board and Compensation Committee of AFC recognize that the performance of AFC is substantially affected by the environment in which it operates, particularly interest rate movements and the shape of the yield curve. It is expected that its executives will maintain systems in place to monitor such environment and over time take steps to prudently manage the various risks that such environment presents. The Board and the Compensation Committee believe that, to be effective, the attainment of targets established under the Executive Incentive Plan should be both challenging, yet prudently attainable, so as not to encourage either imprudent risk taking or the sacrifice of long-term performance for short term gains.

          The Compensation Committee has received comments from the compensation consultants noted above regarding the operation of the Executive Incentive Plan and has duly considered those comments in structuring performance targets pursuant to such plan.

          The Executive Incentive Plan for 2006 provided for a target incentive equal to seventy percent (70%) of base salary for the Chief Executive Officer and fifty percent (50%) of base salary for each of the other executive officers.

          The performance measurements used for 2006 were the diluted earnings per share of AFC Common Stock and the return on average shareholders’ equity. A series of achievement levels was established for each measure, with each level assigned a percentage award ranging from zero percent (0%) to two hundred percent (200%). The zero percent (0%) award represented performance below what the Compensation Committee considered a reasonable threshold level of achievement based upon the range of factors the executives were expected to encounter during the year at the time the objectives were established. Diluted earnings per share performance of AFC accounted for seventy five percent (75%) of the executives’ total incentives, while AFC’s return on average shareholders’ equity performance accounted for twenty five percent (25%) of the total.

          The Compensation Committee believes that these performance measurements are, on an institution-wide basis, over time within the sufficient control of management and likewise should, over time, be captured in the total returns provided to shareholders of AFC Common Stock. The Compensation Committee also believes that including a return on average shareholders’ equity performance measure encourages the efficient deployment of invested capital and retained earnings and promotes prudent longer-term performance.

          Based upon AFC’s confidential business plan, ranges were established for 2006 at the time of the award for both diluted earnings per share targets and return on average shareholders’ equity targets. The targets were assigned a percentage between 0% and 200%. At the time the ranges were established, the Compensation Committee also authorized certain specified adjustments to AFC’s U.S generally accepted accounting principles, or GAAP, diluted earnings per common share and return on average shareholders’ equity results. In such cases, typically, business plan assumptions are substituted for items that reflect changes in GAAP or are unknown, highly unpredictable or uncontrollable by management at the time the business plan for the coming year is developed or approved. These adjustments are detailed below. To receive an incentive payout for 2006 of 200%, the adjusted diluted earnings per share were required to exceed $2.17 per share and the adjusted return on average shareholders’ equity was required to exceed 17.00% . No award would be made if the adjusted diluted earnings per share were below $1.76 per share and the adjusted return on average shareholders’ equity was below 13.75% . To receive a target level payout, the adjusted diluted earnings per share were required to be between $1.89 and $1.93 per share and the adjusted return on average shareholders’ equity was required to be between 15.00% and 15.24% .

          The adjustments made to AFC’s GAAP diluted earnings per common share to arrive at adjusted diluted earnings per share were as follows:

A)

common share equivalents were reduced by 560,271 shares due to differences in stock repurchases, Association ESOP allocation, stock option exercises and dilutive treasury stock calculations from those assumed in the business plan;

B)

interest income was increased by $398,100 to reflect differences related to stock repurchases, option exercises and other cash transactions noted in paragraph (A) above from those assumed in the business plan;

C)	net income was increased by $5,456,000 relating to the loss on termination of AFC’s interest rate swaps during the first quarter of 2006;

D)	net income was increased by $671,000 relating to higher equity-based compensation expense from that assumed in the business plan;

E)	net income was reduced by $867,000 relating to lower Association ESOP expense as a result of fluctuating AFC Common Stock prices during 2006 from that assumed in the business plan;

F)	net income was increased by $770,200 relating to certain legal expenses; and

G)	net income was reduced by $2,386,300 to tax effect the adjustments set forth above.

          The adjustments made to AFC’s GAAP return on average shareholders’ equity to arrive at adjusted return on average shareholders’ equity were as follows:

A)

average equity was increased by one half of the adjustments related to adjusted diluted earnings per share noted above, less the Association ESOP adjustment which is a journal entry only, to reflect the positive effect of such adjustments on equity and that average equity is used;

B)	average equity was increased by $10,125,000 to reflect higher levels of share repurchase activity from that assumed in the business plan;

C)	average equity was decreased by $2,470,000 to reflect differences in the amount and exercise prices of option exercises from that assumed in the business plan;

D)	average equity was decreased by $20,014,000 to reflect differences in Accumulated Other Comprehensive Loss from that assumed in the business plan; and

E)	average equity was increased by $266,000 to reflect differences in the number of unallocated shares held by the Association ESOP from that assumed in the business plan.

          For fiscal year 2006, the Compensation Committee, pursuant to the terms of the Executive Incentive Plan, certified that AFC’s financial performance resulted in incentive payments based upon attainment of the adjusted diluted earnings per share target at the 85% level and of the adjusted return on average shareholders’ equity target at the 50% level. These incentive awards were paid in February 2007.

          Equity-Based Compensation. The equity-based compensation portion of AFC’s and the Association’s compensation program consists of option grants and awards of restricted stock pursuant to the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan was approved by the shareholders of AFC in 2005. The purpose of the Plan is to promote the growth and profitability of AFC, to provide certain key officers and employees of AFC and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in AFC.

          Historically, and again in 2006, equity-based compensation grants and awards have been made to officers holding the title of Vice President or higher. This totaled seventy (70) officers as of December 20, 2006, the award date in 2006. The Compensation Committee believes that this group of individuals has the greatest ability to impact the overall performance, and therefore the stock price, of AFC.

          Since its conversion to public ownership in 1993, the practice of AFC generally has been to grant options and/or award restricted stock to officers of the Association and AFC annually on the date of the Board’s regular meeting in December. On occasion, grants or awards will also be made at or near the time a new officer is hired, on the date of a regularly scheduled Board meeting. In all cases, the exercise price of stock options or the value ascribed to awards of restricted stock has been the closing price of AFC Common Stock on the date of the grant or award on the exchange on which such stock was trading at the time. The December date is typically approximately one month before AFC releases its annual financial results.

          The amount of grants and awards that have been made pursuant to the 2005 Stock Incentive Plan is based upon a methodology utilized by the Compensation Committee and developed in consultation with management and Watson Wyatt at the time of their 2005 engagement. The Compensation Committee assured itself at that time that the overall level of equity based compensation provided through the 2005 Stock Incentive Plan was reasonable and competitive. The methodology considers the officer’s rank within AFC and the Association, cash based compensation level and individual performance.

          Prior to 2006, the Compensation Committee utilized the 2005 Stock Incentive Plan to grant a combination of stock options and restricted stock. The overall value of equity-based compensation for each individual was computed utilizing the Black–Scholes option pricing model. The Compensation Committee then determined what portion to grant as stock options and what portion to award as restricted stock, adjusting the specific grants and awards to reflect the different valuation for restricted stock.

          In 2006, the Compensation Committee determined to award only restricted stock. This was done primarily for two reasons. The Compensation Committee considered what a comparably valued option grant and restricted stock award would consist of pursuant to the accounting and expense recognition requirements of SFAS 123R and both the immediate and longer term value that such a grant or award would provide or potentially provide to the recipient of such grant or award. The Compensation Committee also considered the limited shares available for use under the 2005 Stock Incentive Plan and the relative dilutive impact of comparably valued option grants versus restricted stock awards.

          The Compensation Committee also reviewed the amount of the restricted stock awards to be made during 2006 and their terms and conditions, based upon the expense recognition requirements of SFAS 123R, to determine what adjustments, if any, should be made to the terms of the awards. Initially, the value of awards in 2006 was reduced by 25% to 50% from the value awarded in 2005. The vesting period of the awards was also extended to approximately five (5) years from the three (3) year vesting periods utilized with prior years’ grants and awards. The extended vesting period both reduced the annual cost of such awards to AFC and furthered AFC’s goal of providing incentives for its officers’ retention, both at the executive and non-executive officer levels.

          The Compensation Committee also reviewed grants to retirement eligible participants or participants who would become retirement eligible prior to the normal vesting date of such awards, to determine what, if any, adjustments to the terms of the awards were advisable.

          In 2005, the Compensation Committee determined to no longer award or grant equity-based compensation under the 2005 Stock Incentive Plan which would provide for accelerated vesting upon early retirement as defined under the terms of any of the Association’s qualified retirement plans, as had been the practice under previous grants. Commencing in 2005, accelerated vesting was only provided for retirement upon normal retirement at age 65.

          In 2006, the Committee again reviewed this issue in light of the requirement of SFAS 123R that AFC immediately expense the entire value of an equity grant made to a retirement eligible individual, if the award provided for accelerated vesting in such case. As a result, the Compensation Committee determined that the award made to Mr. Engelke in December 2006 should provide for accelerated vesting upon retirement only upon his retirement having reached the mandatory retirement age for executive officers of 70.

          See the table on page 14 related to the beneficial ownership of AFC Common Stock by the directors, Board Nominees and executive officers of AFC, the Summary Compensation Table on page 32 and the Grant of Plan-Based Awards Table on page 35 and the Outstanding Equity Awards at Fiscal Year

End Table on page 36 for further information regarding certain options and restricted stock outstanding with respect to the Named Executives.

          Retirement Benefits. Retirement benefits are designed to provide for an adequate level of income to each participating employee following his or her retirement from AFC and the Association based upon compensation level and length of service. These benefits are also designed to support the goals and objectives of the remainder of the compensation program. Among those goals and objectives are the alignment of the interests of all retirement plan participants, including but not limited to the Named Executives, to that of the shareholders and the retention of participating employees.

          Retirement benefits are provided through the Association ESOP, the Association Incentive Savings Plan, the Association Employees’ Pension Plan, referred to as the Employees Pension Plan, the Association Excess Benefit Plan, referred to as the Excess Plan, and the Association Supplemental Benefit Plan, referred to as the Supplemental Plan. The Employees Pension Plan, the Excess Plan and the Supplemental Plan are collectively referred to as the DB Plans. Certain post-retirement benefits are also provided through the Association’s Retirement Medical and Dental Benefit Policy for Vice Presidents and Above, referred to as the Post-retirement Medical Plan.

          None of AFC’s or the Association’s DB Plans have benefit formulas which take into account compensation other than base salary. As a result, compensation derived from cash incentives, restricted stock and the exercise of stock options, which may vary substantially from year to year, does not affect benefit levels.

          The retirement benefits have been developed over a number of years and, as a result, the relative importance and the focus of the various plans have shifted over time.

          The Employees Pension Plan is a qualified defined benefit plan. This plan, historically, was the primary retirement vehicle for the Association, which, when the plan was originally adopted in 1949 and until 1993, was a relatively small mutual thrift institution. The benefit formula under the Employees Pension Plan, which has evolved over time based primarily upon Code requirements, is based upon length of service and average compensation level for the five years preceding retirement. As a tax qualified plan, the compensation level which can be considered in the benefit formula is capped ($220,000 during 2006). As a result, the Employees Pension Plan, over time, failed to capture significant amounts of compensation in the benefit formula, particularly at the higher levels within the Association.

          In 1983, the Excess Plan, a non-qualified defined benefit plan, was instituted. This plan applies the Employees Pension Plan benefit formula to salary-based compensation above the Internal Revenue Service, or IRS, compensation limits.

          The Association, in 1991, also instituted the Supplemental Plan, also a non-qualified defined benefit plan, to maintain the then current benefit formula for a group of then senior executives impacted by a reduction in the benefits formula under the qualified plan and indirectly under the Excess Plan due to changes mandated under the Code. Currently, Mr. Engelke, Mr. Greenberg and Mr. Redman are the only Named Executives who participate in the Supplemental Plan. Currently, if Mr. Redman were to retire, he would receive no benefits under the Supplemental Plan based upon the various benefit formulas. The DB Plans are the primary retirement vehicles utilized by the Association that are not materially and directly tied to the performance of AFC Common Stock. AFC believes that the use of the DB Plans to provide a minimum level of retirement benefits for eligible Association employees is prudent given the magnitude of the reliance the Association ESOP places on the performance of AFC Common Stock. These Plans, however, continue not to capture within their benefit formulas cash compensation paid to the Named

Executives pursuant to the Executive Incentive Plan or bonus compensation paid to other officers and employees.

          In 1986, the Association implemented the Incentive Savings Plan, a defined contribution 401K plan. At the time it was implemented, the Incentive Savings Plan operated as a profit sharing plan pursuant to which employees received from the Association matching contributions, based upon their level of voluntary participation in the plan. The Incentive Savings Plan gave employees an incentive to save, helped provide for their retirement, provided certain tax benefits to participants, helped focus employees on the profitability of the Association and allowed employees to rollover vested balances if they left the Association’s employ prior to retirement age. The Association and AFC do not currently make contributions to this plan.

          The Association ESOP is a combination of a leveraged employee stock ownership plan established by the Association when it converted from mutual to stock form in 1993 and a leveraged employee stock ownership plan in existence at The Long Island Savings Bank at the time of the LIB Acquisition in 1998 and implemented by LISB at the time of its mutual to stock conversion in 1994. A primary purpose of each institution in implementing an employee stock ownership plan was to instill an owner culture in a workforce that had previously operated in a mutual structure that lacked accountability to stakeholders or owners. Each employee stock ownership plan purchased a block of the common stock issued in its sponsor’s conversion offering, with borrowed funds, to be allocated among eligible employees over the succeeding years as the borrowing was repaid. The value of the benefit provided, and its GAAP accounting cost, rise and fall with the performance of the stock purchased. There have been no subsequent stock purchases for either plan. The two employee stock ownership plans were combined in 2000 in order to offer a single, unified employee stock ownership plan benefit to all employees of the combined company. In order to achieve a uniform benefit structure, the outstanding loan for each plan was renegotiated to achieve a new payment and share allocation schedule. In order the secure the consent of the plans’ independent fiduciaries to this action, the Association committed to make certain additional cash contributions to the Association ESOP through 2009.

          The renegotiation also established change of control protections for the participants of the Association ESOP. This provision is a key device in encouraging the retention of all participating employees. The Board, management and the fiduciaries representing the interests of the Association ESOP’s participants believed that, in the event of a change of control, the value provided to shareholders would be as a result of the efforts, over time, of the employees of the Association and that any value generated within the AFC Common Stock then unallocated in the Association ESOP at that time should benefit such employees. As a result, the plan was amended to provide that in the event of a change of control, the Association ESOP must be terminated, the outstanding loan settled and the balance of the unallocated shares distributed to then current employee participants. As of December 31, 2006, using the closing price for AFC Common Stock as quoted on the NYSE on December 29, 2006, the value to be distributed would be approximately $157.2 million.

          See the Summary Compensation Table on page 32 and the table on page 14 related to the beneficial ownership of AFC Common Stock by the directors, Board Nominees and executive officers of AFC for further information regarding the ownership of AFC Common Stock by the Named Executives.

          See also the discussion commencing on page 38 under the heading Additional DB Plan Information regarding the benefit formulas applicable to the DB Plans.

          The Post-retirement Medical Plan provides executive and other senior officers and their spouses, if any, with medical and dental insurance coverage following such officers’ retirement from the

Association at age 55 or older with at least 10 years of service. Based upon the officer’s age at retirement, the Association pays between 50% and 100% of the premiums for such coverage. AFC views this plan as another vehicle to encourage the retention of its senior officers.

           Perquisites. The executive officers are provided with certain perquisites detailed below. These perquisites are modest in cost and scope and AFC believes them to be customary for the executives of similar companies.

          Employee & Director Mortgage & Home Equity Loan Policy

          Pursuant to the Employee & Director Mortgage & Home Equity Loan Policy, all full time employees, officers and directors of the Association in good standing and having at least two years of service are eligible to obtain discounts on certain mortgage and home equity loans provided by the Association. The discount is available only on loans secured by the participant’s owner-occupied, primary residence. The discount is not available on mortgage loan products which are not intended to be held in portfolio by the Association, e.g. fixed rate mortgages with a term of 15 years or longer. The loans must in all respects satisfy all normal underwriting parameters applicable to non-affiliated customers.

          For mortgage loans, the following discounts are provided:

A)	Discount/origination fees up to a maximum of 2% of the loan amount, if applicable, are waived at closing;

B)	Underwriting and document preparation fees, if applicable, are waived at closing; and

C)	The interest rate is adjusted as follows:

	i)	on fixed rate loans, the applicable interest rate is lowered by .50%;

ii)

on 1 year adjustable mortgage loans, the initial rate is the rate offered to the public for comparable loans, however, the margin used to calculate future interest rates, upon adjustment, is reduced by .50%; and

	iii)	on other adjustable rate mortgage loans, both the initial rate and the margin used on future rate adjustments are reduced by .50%.

          For fixed rate home equity loans, the interest rate is reduced by .50%. No discounts are provided on home equity lines of credit.

          Once a discounted mortgage loan is obtained, it may be refinanced through use of the Association’s streamlined refinance programs once within the first ten years and the discounts will continue to be available. After ten years, the property can be refinanced one time with new discounts applied.

          The interest rate discounts continue to apply so long as the participant continues in service of the Association, or ceases service due to disability, death or retirement at or after age 55 with at least ten years of service. In the event of death, the benefit is available to the participant’s spouse for as long as the spouse occupies the principal residence. Upon retirement, no discounts are allowed on refinances of any kind or if a new primary residence is purchased.

          The amount of any interest rate discount or waived fees for the Named Executives is included in the Summary Compensation Table on page 32 under the All Other Compensation column and for the directors is included in the Director Compensation Table on page 20 under the All Other Compensation column.

          Other Banking Services

          The Association also provides to its employees, officers and directors routine retail banking services, including primarily checking, savings and CD accounts. The Association from time to time waives, for such individuals, certain de minimus fees associated with such accounts. As these amounts are waived on a non-discriminatory basis to the Association’s employees generally, under SEC regulations, they are not included in the Compensation Tables for the directors or the Named Executives and are not considered to be related-party transactions.

          Company-Provided Automobiles

          All executive officers are provided with a company owned or leased automobile for their business and personal use. The Association pays the maintenance, insurance and licensing-related costs of the automobile, but not fuel costs. The value of this benefit, net of direct business usage, for which other employees are reimbursed, is included in the Summary Compensation Table on page 32 under the All Other Compensation column.

          Use of Leased Corporate Aircraft and Other Travel-Related Expenses

          AFC has a fractional lease on a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not allowed. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite as defined by SEC regulations.

          AFC has a policy when Named Executives travel on business to allow the executives to be accompanied by their spouses. This benefit is utilized sparingly by the executives and is considered a perquisite. The incremental cost of the spouse’s attendance is included in the Summary Compensation Table on page 32 under the All Other Compensation column. If the Named Executive is traveling on business utilizing the corporate aircraft and there is otherwise room available on the aircraft for the executive’s spouse to accompany the executive, the spouse may do so. As there is no incremental cost to AFC for the spouse accompanying the executive on such flight, no amount has been included in the Summary Compensation Table with respect to such usage. To the extent a commercial flight was utilized and AFC bore the cost of the spouse’s air travel, the cost of such air travel is included in the Summary Compensation Table on page 32 under the All Other Compensation column.

          Other Benefits

          The Chief Executive Officer is provided with a golf club membership and a small expense account. The value of these benefits is included in the Summary Compensation Table on page 32 under the All Other Compensation column.

          All senior officers, including the Named Executives, are provided with an annual physical at the Association’s expense. In the alternative, senior officers may consult their own physicians and submit the cost of such physical through the officer’s medical insurance coverage.

SUMMARY COMPENSATION TABLE

						Change in
					Non-	Pension
					Equity	Value and
					Incentive	Nonqualified	All
					Plan	Deferred	Other
Name and			Stock	Option	Compen-	Compensation	Compen-
Principal		Salary	Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
George L. Engelke, Jr.	2006	1,100,000	310,204	495,491	587,125	95,280	114,952	2,703,052
Chairman, President and
Chief Executive Officer

Monte N. Redman	2006	600,000	163,597	252,280	228,750	170,912	91,717	1,507,256
Executive Vice President
and Chief Financial
Officer

Gerard C. Keegan	2006	524,000	129,936	200,421	199,775	129,248	75,404	1,258,784
Vice Chairman and Chief
Administrative Officer

Arnold K. Greenberg	2006	483,000	621,277	161,860	184,144	99,634	90,385	1,640,300
Executive Vice President
and Assistant Secretary

Alan P. Eggleston	2006	445,000	109,620	169,274	169,657	63,035	81,262	1,037,848
Executive Vice President,
Secretary and General
Counsel

(1)

Each of the Named Executives, except for Mr. Keegan, has elected to contribute a portion of his salary into the Incentive Savings Plan. While the Association is authorized to make matching contributions under the terms of such Plan, it has not done so since prior to 1993. Each of the Named Executives also elected to contribute a portion of his salary into a medical flexible spending account. These plans are not discriminatory in favor of the Named Executives.

(2)

This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock awards made in 2005 and 2006 to the Named Executives pursuant to 2005 Stock Incentive Plan, which was previously approved by the shareholders of AFC. These amounts reflect AFC’s accounting expense for these awards, and do not correspond to the actual value that has been or will be recognized by the Named Executives. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For awards made in 2005, although Mr. Engelke and Mr. Greenberg were eligible for normal retirement at the time of the award, the awards were granted prior to adoption of SFAS 123R and, therefore, are expensed over their original vesting period which was 37 months in all cases. For awards made in 2006, the restricted stock awarded would normally vest and be distributed on January 9, 2012. All such grants, except for Mr. Engelke’s, vest and would be distributed earlier, among other reasons, upon normal retirement at age 65. Since Mr. Redman and Mr. Eggleston will not be normal retirement eligible prior to January 9, 2012, their 2006 awards are expensed over the 61 months between the date of the award and the vesting date. Mr. Keegan will become normal retirement eligible prior to January 9, 2012. As a result, his 2006 award is expensed over the period from the date of the award until he becomes normal retirement eligible, or 56.5 months. Mr. Greenberg was normal retirement eligible at the time of his 2006 award. Therefore, his entire 2006 award was expensed at the time of the award. While Mr. Engelke’s 2006 award also would normally vest and be distributed on January 9, 2012, it provides for earlier vesting and distribution, not upon normal retirement at age 65 but, upon reaching and retiring as an officer pursuant to AFC’s mandatory retirement policy for executive officers at age 70. Since Mr. Engelke will reach mandatory retirement age prior to January 9, 2012, his 2006 award is expensed over the period from the date of grant until he is expected to reach mandatory retirement age, or 23.5 months. The fair value of restricted stock awards is calculated using the closing price of AFC Common Stock as quoted on the NYSE on the date of the award. For additional information, refer to note 16 of the Consolidated Financial Statements, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in 2006.

(3)

This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock option grants made in 2005 to the Named Executives pursuant to the 2005

Stock Incentive Plan, which was previously approved by the shareholders of AFC. These amounts reflect AFC’s accounting expense for these grants, and do not correspond to the actual value that will be recognized by the Named Executives, if any, as the exercise price was equal to the closing price of AFC Common Stock as quoted on the NYSE on the date of the grant and a gain would only occur if there is appreciation in value of AFC Common Stock at the date of exercise. No stock options were granted to any officers or employees during 2006. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For grants made in 2005, although Mr. Engelke and Mr. Greenberg were eligible for normal retirement at the time of the award, the grants were made prior to adoption of SFAS 123R and, therefore, are expensed over their original vesting period which was 37 months in all cases. For additional information on the valuation assumptions with respect to such grants, refer to note 16 of the Consolidated Financial Statements. For additional information regarding stock options held by the Named Executives, see the Outstanding Equity Awards At Fiscal Year-End Table on page 36.

(4)

This column represents the incentive bonus award payments made in 2007 to the Named Executive for 2006 pursuant to the Executive Incentive Plan, which plan was previously approved by the shareholders of AFC. For additional information, see the Grants of Plan Based Awards Table on page 35.

(5)

This column represents the sum of the actuarial change in pension value in 2006 for each of the Named Executives according to their respective participation in the Association’s DB Plans. For information regarding the assumptions used in determining the present value of such benefits, as well as additional information regarding the Named Executives’ participation in such plans, see the Pension Benefits Table on page 40. The Named Executives do not participate in any non-qualified deferred compensation plans.

(6)

This column represents compensation amounts reportable with respect to the Named Executives for 2006 pursuant to SEC regulations and not properly reportable in any other column of the Summary Compensation Table. AFC has not paid any tax gross-up amounts with respect to any compensation or benefits reflected in the Summary Compensation Table or otherwise. AFC does not allow Named Executives or other officers and employees to acquire AFC Common Stock at a discount. While the Association provides group life insurance coverage with respect to the Named Executives, such benefit is provided on a non-discriminatory basis to all full time employees of the Association and therefore has been excluded pursuant to SEC regulations, as have other group medical and health coverages. The following table sets forth additional detail regarding All Other Compensation amounts:

ALL OTHER COMPENSATION TABLE

	Dividends	AFC Common
	Received on	Stock Allocated	Cash Allocated	Perquisites
	Restricted	Pursuant to the	Pursuant to the	and Other
	Stock	Association	Association	Personal
	Awards	ESOP	ESOP	Benefits	Total
Name	($)(a)	($)(b)	($)(c)	($)(d)	($)
George L. Engelke, Jr.	28,800	33,459	26,443	26,249	114,952

Monte N. Redman	15,912	33,460	32,058	10,288	91,717

Gerard C. Keegan	12,624	33,459	16,864	12,457	75,404

Arnold K. Greenberg	11,592	33,459	32,058	13,276	90,385

Alan P. Eggleston	10,680	33,459	25,413	11,710	81,262

(a)

This column represents dividends paid during 2006 to the Named Executives by AFC with respect to the AFC Common Stock awarded in 1995 to the Named Executives as restricted stock pursuant to the 2005 Stock Incentive Plan. Such dividends are, for federal and state tax purposes, treated as wages and are subject to tax withholding as such. The amount reflected is the gross amount paid.

(b)

This column represents the expense incurred by the Association with respect to AFC Common Stock allocated to the Named Executives as a result of their participation in the Association ESOP for 2006. The Association ESOP is a qualified defined contribution plan subject to ERISA. The expense is calculated under GAAP based upon the number of shares allocated to the Named Executive times the average daily closing price of AFC Common Stock as quoted on the NYSE for 2006. This amount does not equate to either the cash contribution made by the Association to the plan to obtain the release of such shares for allocation, nor the basis on which the Named Executives entitlement to such shares is determined. For further information regarding the Association ESOP, see the CD&A section of this Proxy Statement under the heading Retirement Benefits commencing on page 28.

(c)

This column represents the cash allocated to the accounts of the Named Executives as a result of their participation in the Association ESOP for the 2006 plan year in the form of contributions and investment return. Excluded are amounts earned by the Named Executive in the form of dividends or interest on amounts previously allocated to the Named Executives’ accounts within the Association ESOP. For further information regarding the Association ESOP, see the CD&A section of this Proxy Statement under the heading Retirement Benefits commencing on page 28.

(d)

This column represents perquisites and other personal benefits incurred by AFC and the Association with respect to the Named Executives for the 2006 fiscal year. In the case of Mr. Engelke, such benefits consisted of the value of an automobile provided by the Association and utilized for non-business purposes, spousal travel and entertainment expenses, a country club membership, an expense account and benefits received pursuant to the Association’s Employee & Director Mortgage & Home Equity Loan Policy. For Mr. Keegan, such benefits consisted of the value of an automobile provided by the Association and utilized for non-business purposes, spousal travel and entertainment expenses and benefits received pursuant to the Association’s Employee & Director Mortgage & Home Equity Loan Policy. For Mr. Redman, such benefits consisted of the value of an automobile provided by the Association and utilized for non-business purposes and spousal travel and entertainment expenses. For Mr. Greenberg and Mr. Eggleston, such expenses consisted of the value of an automobile provided to each by the Association and utilized for non-business purposes, spousal travel and entertainment expenses and a physical examination. Automobiles are provided to the Named Executives by the Association, which the Named Executives may use for business purposes, commuting and for personal use. The value of the automobiles provided has been determined differently depending upon whether the automobile was leased or owned by the Association. The amount included as a perquisite was determined based upon the total cost incurred by the Association for the automobile including the annual lease payments or, in the case of owned automobiles, annual depreciation, as well as insurance, registration and inspection fees and maintenance costs, less the cost the Association would have reimbursed the executive for business mileage had the executive used their personal automobile, adjusted positively or negatively for gain or loss realized on any owned automobile traded in during the year, based upon the estimated salvage value established at the time the automobile was acquired. This amount represents the incremental cost of such automobiles to AFC and does not represent the amount of income attributable to the Named Executive for tax purposes as a result of the non-business use of such automobile. For a description of the policies of AFC with respect to providing automobiles to its executive officers, see the section under the CD&A entitled Perquisites commencing on page 30. Spousal travel and entertainment expenses represent expenses incurred by the Association which would not otherwise have been incurred as a result of an executive traveling or attending an Association-related function without such executive’s spouse. Not all such expenses are capable of precise delineation. In such cases, a reasonable estimate of that portion of the expense has been made.

          The following table sets forth information regarding bonus awards for 2006 pursuant to the Executive Incentive Plan and equity awards pursuant to the 2005 Stock Incentive Plan with respect to the Named Executives. Pursuant to the terms of the Executive Incentive Plan, the Compensation Committee annually establishes an annual incentive for the executive officers of AFC. For a discussion of the goals and targets applicable for 2006, see the CD&A commencing on page 21. The table also reflects the number of shares of restricted stock and the fair value of such awards awarded during 2006 pursuant to the 2005 Stock Incentive Plan. The fair value is determined as required by SFAS 123R, which in this instance is the closing price of AFC Common Stock as quoted on the NYSE on the date of the award. Unlike the Summary Compensation Table, the following table reflects such value without apportioning such value over the applicable vesting or service period. For a discussion of the terms and conditions applicable to such awards, see the CD&A commencing on page 21. Dividends on such shares are payable to the Named Executives without restriction, subject to required tax withholding, at the same time and at the same rate as dividends are declared and paid with respect to outstanding shares of AFC Common Stock generally.

GRANTS OF PLAN-BASED AWARDS TABLE

						Grant
					All Other	Date
		Estimated Possible Payouts			Stock	Fair
		Under Non-Equity Incentive			Awards:	Value
		Plan Awards (2)			Number of	of Stock
					Shares of	and
		Thresh-	Target	Maxi-	Stock	Option
	Grant	old		mum	or Units	Awards
Name	Date (1)	($)	($)	($)	(#)	($)(3)
George L. Engelke, Jr.	2/15/2006	48,125	770,000	1,540,000	42,800	1,308,824
	12/20/2006

Monte N. Redman	2/15/2006	18,750	300,000	600,000	30,300	926,574
	12/20/2006

Gerard C. Keegan	2/15/2006	16,375	262,000	524,000	22,800	697,224
	12/20/2006

Arnold K. Greenberg	2/15/2006	15,093	241,500	483,000	16,600	507,628
	12/20/2006

Alan P. Eggleston	2/15/2006	13,906	222,500	445,000	19,600	599,368
	12/20/2006

(1)

Grants to the Named Executives on February 15, 2006 were Non-Equity Incentive Plan Awards pursuant to the Executive Incentive Plan. For additional information regarding the Executive Incentive Plan, see the CD&A section of this proxy statement under the heading Short-Term Non-Equity Incentive Plan Compensation on page 24. Grants to the Named Executives on December 20, 2006 were equity-based awards consisting of restricted stock awards made pursuant to the 2005 Stock Incentive Plan.

(2)

The amounts reflected under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column reflect the incentive bonus program for the Named Executives for fiscal year 2006. The Threshold column reflects the minimum bonus which could be earned by the Named Executive earning any bonus. Performance of AFC below the specified level would result in no bonus. The Target column and the Maximum column represent the amounts that would be earned had AFC performed at the 100% payout and maximum payout percentages as specified under the goals established in connection with the Executive Incentive Plan for 2006. In January 2007, the entitlements of the Named Executives were determined and payment to the Named Executives authorized by the Compensation Committee of AFC for 2006 performance as follows: George L. Engelke, Jr. - $587,125, Monte N. Redman - $228,750, Gerard C. Keegan - $199,775, Arnold K. Greenberg - $184,144 and Alan P. Eggleston - $169,657. These amounts are reflected in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation.

(3)

The amounts indicated represent the fair value of restricted stock awards determined by multiplying the number of shares awarded to the Named Executive times the closing price of AFC Common Stock as quoted on the NYSE on the date of grant.

          The following table provides information on the current holdings of stock options and restricted stock awards by the Named Executives. This table includes unexercised vested and unvested option grants and unvested restricted stock awards. Each equity grant or award outstanding at fiscal year end is shown separately for each Named Executive. The vesting schedule for each grant or award is shown following this table, based on the option grant or restricted stock award date. The market value of the restricted stock awards is based on the closing market price per share of AFC Common Stock as quoted on the NYSE on December 29, 2006, or $30.16. For additional information about the option grants and restricted stock awards, see the CD&A commencing on page 21.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards						Stock Awards
								Market
							Number	Value of
		Number	Number				of	Shares or
		of	of				Shares	Units of
		Securities	Securities				or Units	Stock
		Underlying	Underlying				of Stock	That
		Unexercised	Unexercised	Option		Restricted	That	Have
	Option	Options	Options	Exercise	Option	Stock	Have	Not
	Grant	(#)	(#)	Price	Expiration	Award	Not	Vested
Name	Date (1)	Exercisable	Unexercisable	($)	Date	Date (2)	Vested	($)
George L. Engelke, Jr.	12/17/1997	90,000		19.3750	12/16/2007	12/21/2005	30,000	$904,800
	12/16/1998	251,343		15.0209	12/15/2008	12/20/2006	42,800	$1,290,848
	12/15/1999	328,959		9.9583	12/14/2009
	12/20/2000	413,964		16.5625	12/19/2010
	12/19/2001	375,000		16.8333	12/18/2011
	12/18/2002	405,000		18.0000	12/17/2012
	12/17/2003	315,000		24.4000	12/16/2013
	12/15/2004	397,500		26.6267	12/14/2014
	12/21/2005		345,000	29.0200	12/20/2012

Monte N. Redman	12/16/1998	98,343		15.0209	12/15/2008	12/21/2005	16,575	$499,902
	12/15/1999	79,959		9.9583	12/14/2009	12/20/2006	30,300	$913,848
	12/20/2000	143,964		16.5625	12/19/2010
	12/19/2001	126,060		16.8333	12/18/2011
	12/18/2002	165,445		18.0000	12/17/2012
	12/17/2003	130,500		24.4000	12/16/2013
	12/15/2004	180,000		26.6267	12/14/2014
	12/21/2005		154,700	29.0200	12/20/2012

Gerard C. Keegan	12/20/2000	120,000		16.5625	12/19/2010	12/21/2005	13,150	$396,604
	12/19/2001	108,000		16.8333	12/18/2011	12/20/2006	22,800	$687,648
	12/18/2002	142,500		18.0000	12/17/2012
	12/17/2003	102,000		24.4000	12/16/2013
	12/15/2004	144,000		26.6267	12/14/2014
	12/21/2005		122,900	29.0200	12/20/2012

Arnold K. Greenberg	12/15/1999	84,000		9.9583	12/14/2009	12/21/2005	12,075	$364,182
	12/20/2000	105,000		16.5625	12/19/2010	12/20/2006	16,600	$500,656
	12/19/2001	100,500		16.8333	12/18/2011
	12/18/2002	130,500		18.0000	12/17/2012
	12/17/2003	94,500		24.4000	12/16/2013
	12/15/2004	132,000		26.6267	12/14/2014
	12/21/2005		112,700	29.0200	12/20/2012

Alan P. Eggleston	12/20/2000	6,036		16.5625	12/19/2010	12/21/2005	11,125	$335,530
	12/19/2001	94,500		16.8333	12/18/2011	12/20/2006	19,600	$591,136
	12/18/2002	121,500		18.0000	12/17/2012
	12/17/2003	88,500		24.4000	12/16/2013
	12/15/2004	120,000		26.6267	12/14/2014
	12/21/2005		103,800	29.0200	12/20/2012

(1)	The following table details the vesting date for all outstanding stock options held by the Named Executives as of December 31, 2006, based upon the grant date of such option:

OPTION GRANT VESTING SCHEDULE

Grant Date	Vesting Date (a)
12/17/1997	8/19/1998
12/16/1998	1/10/2002
12/15/1999	1/10/2003
12/20/2000	1/10/2004
12/19/2001	1/10/2005
12/18/2002	1/10/2006
12/17/2003	12/22/2005
12/15/2004	12/22/2005
12/21/2005	1/9/2009

(a)

In addition to the dates indicated, the options reflected in this table would vest early upon the death, disability and, except for those options granted on December 21, 2005, upon retirement upon reaching age 55 with at least 10 years of service. The options granted on December 21, 2005 vest upon normal retirement at age 65 as defined under any of the Association’s pension plans. The vesting of options granted on December 17, 2003 and December 15, 2004 was accelerated by the Compensation Committee in anticipation of the implementation of SFAS 123R on January 1, 2006. All stock options indicated would also vest in the event of a change of control of either AFC or the Association.

(2)	The following table details the vesting date for all outstanding restricted stock awards held by the Named Executives as of December 31, 2006, based upon the award date of such restricted stock:

RESTRICTED STOCK AWARD VESTING SCHEDULE

Award Date	Vesting Date (a)
12/21/2005	1/9/2009
12/20/2006	1/9/2012

(a)

In addition to the dates indicated, the restricted stock reflected in this table would vest early upon the death, disability and, except for the restricted stock granted to Mr. Engelke on December 20, 2006, upon normal retirement at age 65 as defined under any of the Association’s pension plans. The vesting of restricted stock granted to Mr. Engelke on December 20, 2006 would vest earlier than the date indicated should he retire as an executive officer of AFC and the Association having reached the mandatory retirement age for executive officers of 70. All restricted stock awards indicated would also vest in the event of a change of control of either AFC or the Association.

          The following table provides information, for the Named Executives, on stock option exercises during 2006, including the number of shares acquired upon exercise and the value realized before their payment of any applicable withholding tax and broker commissions.

OPTION EXERCISES AND STOCK VESTED

	Option Awards
	Number of
	Shares	Value
	Acquired	Realized
	On	On
	Exercise	Exercise
Name	(#)	($)(1)
George L. Engelke, Jr.	60,000	1,159,200

Monte N. Redman	118,055	1,660,927

Gerard C. Keegan	154,500	2,563,325

Arnold K. Greenberg	0	0

Alan P. Eggleston	98,964	1,214,673

(1)

Value realized is calculated by multiplying the number of shares of AFC Common Stock as to which an option was exercised times the difference between the closing price per share of AFC Common Stock as quoted on the NYSE on the date of exercise and the exercise price per share of the applicable option. There were no restricted stock awards vested in 2006.

          Additional DB Plan Information

          The following table sets forth information on the pension benefits for the Named Executives under each of the following pension plans:

•            Employees Pension Plan. The Employees Pension Plan is a funded and tax qualified retirement program that covers approximately 4,000 eligible employees and retirees of the Association and its predecessors as of December 31, 2006. As applicable to the Named Executives, the plan provides benefits based on a formula that takes into account the executive’s earnings for each fiscal year, subject to applicable IRS limitations. Since 1992, the formula provides for an annual benefit accrual for each year of service (up to a maximum of 30 years) equal to 1.00% of the executive’s average base salary over the 5 years immediately preceding retirement up to “covered compensation” and 1.6% of such average base salary in excess of “covered compensation.” “Covered compensation” varies based upon a participant’s normal retirement date based upon changes in the average of the Social Security taxable wage bases. The executive’s annual earnings taken into account under this formula include base salary, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($220,000 for 2006). As an example, utilizing covered compensation of $51,000 for an employee who reached normal retirement age in 2006, the maximum incremental annual benefit an executive could have earned toward his total pension payments under this plan was $3,214, payable after retirement as described below.

          The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of 10 years. The normal retirement age as defined in the Employees Pension Plan is 65. Employees with at least 5 years of service, including the Named Executives, who have retired and reached age 55, may elect to receive benefits at a reduced amount. Similarly, retirees with at least 5 years of service may receive an enhanced benefit if they defer the receipt of their benefit beyond their 65th birthday. In addition, the Employees Pension Plan provides for spousal joint and survivor annuity options.

          Benefits under the Employees Pension Plan are subject to the limitations imposed under section 415 of the Code. The section 415 limit for 2006 is $175,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates.

•            Supplemental Plan. The Association in 1991 adopted the Supplemental Plan, a non-qualified plan for tax purposes. The Supplemental Plan, at the time of its adoption, applied to a specified group of 30 senior officers of the Association. Seven participants remain in the employ of the Association, including three of the Named Executives: Mr. Engelke, Mr. Redman and Mr. Greenberg. Mr. Keegan and Mr. Eggleston do not participate in this plan. The Supplemental Plan was adopted to preserve for the participating employees the benefit formula that had been in effect pursuant to the Employees Pension Plan prior to the adoption of the Supplemental Plan at which time the Employees Pension Plan formula was amended and reduced. The Supplemental Pension Plan is unfunded and is not qualified for tax purposes.

          The benefit payable under the Supplemental Plan is calculated and compared to the benefit payable under the Employees Pension Plan and Excess Plan. The participant receives, under the Supplemental Plan, the shortfall, if any, in the Employees Pension Plan and Excess Plan benefit. The Supplemental Plan formula provides for an annual benefit equal to 60% of the participant’s average base salary over the 5 years immediately preceding retirement less 67% of the participant’s primary Social Security benefit times a number equal to years of service divided by 30 (but not greater than 1).

          Pursuant to the Supplemental Plan, normal retirement age is defined as age 65. Employees may receive a reduced benefit under the Supplemental Plan upon early retirement at or after age 55 with at least 10 years of service. Benefits under the Supplemental Plan are generally payable at the same time and in the same manner as under the Employees’ Pension Plan.

•            Excess Plan. The Excess Plan, which was adopted in 1983, is not qualified for tax purposes. Participants in this plan include those participants in the Employees Pension Plan whose compensation exceeds the limitations established under the Code. Benefits payable under the Excess Plan are equal to the excess of (1) the amount that would be payable in accordance with the terms of the Employees Pension Plan disregarding the limitations imposed pursuant to sections 401(a)(17) and 415 of the Code over (2) the pension benefit actually payable under the Employees Pension Plan taking the sections 401(a)(17) and 415 limitations into account. Benefits under the Excess Benefits Plan are payable at the same time and in the same manner as under the Employees Pension Plan.

          No pension benefits were paid to any of the Named Executives in the 2006 fiscal year. For further information on these pension plans, see the CD&A commencing on page 21.

          The amounts reported in the Pension Benefits Table below equal the present value of the accumulated benefit at December 31, 2006, for the Named Executives under each of the DB Plans based upon the assumptions described in note 2 to such table.

PENSION BENEFITS TABLE

		Number	Present
		of Years	Value of
		Credited	Accumulated
	Plan	Service	Benefit
Name	Name	(#)(1)	($)(2)
George L. Engelke, Jr.	Employees Pension Plan	35 years 6 months	1,007,058
	Excess Plan	35 years 6 months	4,146,963
	Supplemental Plan	35 years 6 months	1,242,848

Monte N. Redman	Employees Pension Plan	29 years 7 months	551,850
	Excess Plan	29 years 7 months	1,036,855
	Supplemental Plan	29 years 7 months	0

Gerard C. Keegan	Employees Pension Plan	35 years 9 months	918,044
	Excess Plan	35 years 9 months	876,924

Arnold K. Greenberg	Employees Pension Plan	31 years 7 months	1,039,782
	Excess Plan	31 years 7 months	1,234,042
	Supplemental Plan	31 years 7 months	519,156

Alan P. Eggleston	Employees Pension Plan	13 years 1 month	201,041
	Excess Plan	13 years 1 month	214,845

(1)

The number of years of credited service for benefit accrual purposes is capped at 30 years. For the Supplemental Plan, if a participant takes early retirement, his benefit is reduced by a fraction the numerator of which is his actual years of credited service (without reference to any cap) and the denominator is his projected years of credited service at normal retirement age. Under such Plan, the only augmentation that occurs for service beyond normal retirement age is the result of any potential base salary increases which the executive may receive during this period.

(2)

The accumulated benefit is based on service and earnings (base salary, as described above) considered by the plans for the period through December 31, 2006. The present value has been calculated assuming the Named Executives will remain in service until at least age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in note 15 to the Consolidated Financial Statements. As described in such note, the interest rate assumption is 5.75%. The post-retirement mortality assumption is based on the RP-2000 mortality table

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

          As noted in the CD&A, AFC and the Association have entered into employment agreements with each of the executive officers. The employment agreements each provide for a three-year term. The Association’s employment agreements each run from the first day of January. Prior to January 1st each year, the Board of Directors of the Association may extend the employment agreements with the Association for an additional year such that the remaining terms shall be three (3) years. Prior to January 1, 2007, such employment agreements were so extended. The agreements with AFC automatically extend daily, so as to maintain their original term, unless written notice of non-renewal is given by the Board. No such notice has been given to any current executive officer.

          The employment agreements provide for minimum salaries and the executives’ participation in retirement plans, group life, medical and disability insurance plans and any other employee benefit programs. The employment agreements also provide that AFC and the Association will maintain, for the benefit of the executives, director and officer liability insurance and will indemnify the executives on prescribed terms for claims and related costs and liabilities arising from the services provided pursuant to the employment agreements for a period of six (6) years beyond the termination of such agreements.

          The employment agreements provide for termination of each of the executives’ employment at any time by AFC or the Association with or without cause. Each executive would be entitled to severance benefits in the event the executive’s employment terminates (1) due to AFC’s or the Association’s respective (A) failure to re-elect the executive to his current office, and in the case of Mr. Engelke’s and Mr. Keegan’s employment agreements, to the Board; (B) failure by whatever cause to vest in the executive the functions, duties or responsibilities prescribed for the executive in such agreement; (C) material breach of the employment agreements or reduction of the executive’s base salary or other change to the terms and conditions of the executive’s compensation and benefits which either individually or in the aggregate, as to such executive, has a material adverse effect on the aggregate value of the total compensation package provided to such executive; or (D) relocation of the executive’s principal place of employment outside of Nassau or Queens Counties of New York; or (2) for reasons other than (A) for cause; (B) voluntary resignation, except as a result of the actions specified under clause (1) above or following a change of control, as defined in the agreements; (C) following the executive’s attainment of mandatory retirement age for executive officers (currently 70 years of age); (D) death; (E) long term disability; or (F) expiration of the term of the employment agreement.

          The executive officers agree that for a period of one year following termination of their employment, or the remaining contact term, whichever is less, they will not accept employment and will not serve as an officer, employee, consultant, director or trustee to any banking or thrift institution with an office or an application pending to open an office in any city, town or county in which AFC or the Association have an office, unless their employment is terminated pursuant to section (1) above or if such employment terminates as a result of disability, and in such instance, following notice, AFC does not offer to retain the executive in a comparable position. In addition, the executives agree in all cases to keep confidential and not use for their own benefit or the benefit of anyone else other than AFC any material non-public documents or information obtained while employed by AFC, unless required by law, until such time as the document or material is either no longer material or is otherwise publicly available through no fault of the executive. They agree, for a period of one year following their termination, not to solicit for employment, or to provide any advice or recommendations to a third party, regarding any officer or employee of AFC or the Association with respect to any bank, thrift or other financial institution in the business of accepting deposits or making loans in areas were AFC or the Association is located. They also agree, for a period of one year following their termination, not to solicit or otherwise seek to encourage any customer of AFC or the Association to terminate their relationship with AFC or the Association.

          In situations where a Named Executive would be entitled to severance benefits, the severance benefits to which the Named Executive would be entitled includes:

A)

continued life, medical and disability insurance benefits for the remainder of the contract term (three (3) years) at no cost to the executive (During their employment, the executives contribute to their medical coverage on the same basis as all salaried employees of the Association based upon the coverage selected);

B)	a lump sum payment equal to the salary the executive would have earned during the remainder of the contract term (three (3) times base salary);

C)

a lump sum payment equal to potential incentive compensation the executive could have earned during the remainder of the contract term (three (3) times the maximum incentive bonus available pursuant to the Executive Incentive Plan - See the table entitled Grants of

Plan-Based Awards on page 35 and the CD&A commencing on page 21 for a discussion of the manner in which incentive awards under the Executive Incentive Plan are calculated);

D)

a lump sum payment equal to the present value of certain enhanced pension benefits (This amount is calculated by taking the present value of the difference between the pension benefits to which the executive is entitled under the DB Plans and a hypothetical benefit which the executive would be entitle to under such plans making the following assumptions: (a) the executive receives additional service credit through the remainder of the contract term (three (3) years) and (b) the lump sum payments payable under paragraphs (A) and (B) above are added to the executive’s compensation in the year of the executive’s termination);

E)

a lump sum equal to the ESOP benefits the executive would have earned during the remainder of the contract term (three (3) times the ESOP allocations made to the executive in his last full year of employment);

F)	accelerated vesting of all outstanding option grants and restricted stock awards;

G)

director and officer liability insurance coverage and AFC’s agreement to indemnify the Named Executives to the fullest extent authorized by Delaware law for a period of six (6) years following termination of the contract; and

H)	at the election of either AFC or the Association, a cash settlement of all outstanding options and restricted stock awards.

          In the event of disability, the Named Executives are entitled to the following enhanced termination–related benefits:

A)	The Named Executive’s base salary is paid for up to one (1) full year following the Named Executive becoming disabled;

B)

The Named Executive, pursuant to the terms of the Executive Incentive Plan, is entitled to receive a prorated bonus, based upon AFC’s attainment of the established performance goals for the plan year; and

C)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of disability.

          In the event of death, the Named Executives are entitled to the following enhanced termination–related benefits:

A)

The Named Executive’s estate, pursuant to the terms of the Executive Incentive Plan, is entitled to receive a prorated bonus, based upon AFC’s attainment of the established performance goals for the plan year; and

B)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of death.

          As of December 31, 2006, the amounts of the Named Executives’ termination-related benefits, excluding those termination-related benefits that are not discriminatory in favor of the Named Executives, such as group life insurance or disability insurance payments, are estimated to be as follows:

		Disability	Payments	Severance
		Payment	upon Death	Payment
Names	Nature of Payment	($)(1)	($)(2)	($)(3)
George L. Engelke, Jr.	Salary	1,005,580		3,300,000
	Bonus	587,125	587,125	4,620,000
	Value of Enhanced Pension			10,691,628
	Value of ESOP Benefit			180,046
	Welfare Benefit Payment			11,355
	Value of Acceleration:
	Options	393,300	393,300	393,300
	Restricted Stock	2,195,648	2,195,648	2,195,648

Monte N. Redman	Salary	505,580		1,800,000
	Bonus	228,750	228,750	1,800,000
	Value of Enhanced Pension			5,472,409
	Value of ESOP Benefit			196,889
	Welfare Benefit Payment			10,470
	Value of Acceleration:
	Options	176,358	176,358	176,358
	Restricted Stock	1,413,750	1,413,750	1,413,750

Gerard C. Keegan	Salary	429,580		1,572,000
	Bonus	199,775	199,775	1,572,000
	Value of Enhanced Pension			3,083,281
	Value of ESOP Benefit			151,307
	Welfare Benefit Payment			8,906
	Value of Acceleration:
	Options	140,106	140,106	140,106
	Restricted Stock	1,084,252	1,084,252	1,084,252

Arnold K. Greenberg	Salary	388,580		1,449,000
	Bonus	184,144	184,144	1,449,000
	Value of Enhanced Pension			3,946,398
	Value of ESOP Benefit			196,889
	Welfare Benefit Payment			8,908
	Value of Acceleration:
	Options	128,478	128,478	128,478
	Restricted Stock	864,838	864,838	864,838

Alan P. Eggleston	Salary	350,580		1,335,000
	Bonus	169,657	169,657	1,335,000
	Value of Enhanced Pension			1,115,442
	Value of ESOP Benefit			176,954
	Welfare Benefit Payment			34,936
	Value of Acceleration:
	Options	118,332	118,332	118,332
	Restricted Stock	926,666	926,666	926,666

(1)

Assumes the Named Executive became disabled on December 31, 2006.The Association has a policy, in the event of a Named Executive’s disability, to continue to provide the Named Executive their base salary for a period of up to one year. A disabled Named Executive would initially be entitled to receive up to 26 weeks of New York State statutory disability benefits. The Named Executive would then become entitled to long-term disability benefits under the Association’s welfare benefit program available to all salaried employees. AFC’s contracts with the Named Executives provide that after 180 days AFC may, under applicable circumstances, terminate the Named Executive’s employment and continue to pay the Named Executive’s salary for an additional six (6) months. The number reflected in the Disability Payment column under the Salary heading is the net salary payable to the Named Executive after taking into consideration the statutory disability benefits to which the Named Executive is entitled and the maximum disability payment received from the Association’s long-term disability carrier. The number reflected under the Bonus heading is the actual bonus paid to the Named Executive for 2006 since the prorated bonus would cover the entire twelve (12) month period. The number reflected under the Value of Acceleration heading reflects either (i) the difference between the fair market value of AFC Common Stock on the date of acceleration and the exercise price as to all options the vesting of which would be accelerated due to disability or (ii) the fair market value of AFC Common Stock as to all restricted stock the vesting of which would be accelerated due to disability. The fair market value is the closing price of AFC Common Stock as quoted on the NYSE as of December 29, 2006.

(2)

Assumes the Named Executive died on December 31, 2006. The number reflected under the Bonus heading of the Payments upon Death column is the actual bonus paid to the Named Executive for 2006 since the prorated bonus would cover the entire twelve month period. The number reflected under the Value of Acceleration heading reflects either (i) the difference between the fair market value of AFC Common Stock on the date of acceleration and the exercise price as to all options the vesting of which would be accelerated due to death or (ii) the fair market value of AFC Common Stock as to all restricted stock the vesting of which would be accelerated due to death. The fair market value is the closing price of AFC Common Stock as quoted on the NYSE as of December 29, 2006.

(3)

Severance payments are calculated assuming the Named Executive’s employment was terminated as of December 31, 2006.All Named Executives, with the exception of Mr. Eggleston, who does not yet meet the age requirement for vesting, would upon termination be eligible to receive health related welfare benefits pursuant to the Post-retirement Medical Plan discussed below.

          In the event of a change of control, the Association ESOP provides, among other things, that the plan shall be terminated, specifies that under certain circumstances additional contributions into such plan may be required and indicates the manner in which the remaining assets which have not yet been allocated to participants following such change of control shall be allocated to participating employees. This plan is a qualified defined contribution pension plan and does not discriminate in favor of the Named Executives.

          In the event of a change of control, for any taxable year in which an executive would be liable for the payment of excise taxes under Section 4999 of the Code with respect to any compensation paid by AFC or any of its affiliated companies, AFC will pay to or on behalf of the executive, an amount, in addition to the severance payments noted above, sufficient to maintain the after-tax severance benefit as though the excise tax specified in Section 4999 of the Code did not apply.

          As of December 31, 2006, based upon the assumptions indicated, these sums are estimated to be as follows:

Excise Tax Gross-up
Names	($)(1)
George L. Engelke, Jr.	7,896,922
Monte N. Redman	4,305,627
Gerard C. Keegan	2,796,444
Arnold K. Greenberg	3,491,733
Alan P. Eggleston	1,001,706

(1)

The excise tax-gross up calculation is based on the assumption that a change of control for tax purposes occurred as of December 31, 2006 and that the consideration provided to shareholders of AFC Common Stock was equal to the closing price of AFC Common Stock as quoted on the NYSE, on December 29, 2006, or $30.16.

          The Association also maintains the Post-retirement Medical Plan for its officers with a rank of Vice President and higher. The Post-retirement Medical Plan provides that in the event a participant retires at age 55 or older with a minimum of 10 years of service, the officer will be provided with medical benefits for the remainder of the officer’s life and that of his or her spouse. The Association pays between 50% and 100% of the premiums for such coverage. The following table shows for each of the Named

Executives the present value of the accumulated benefits with respect to the Post-retirement Medical Plan, as of December 31, 2006.

Present Value of
Accumulated
Benefit
Names	($)(1)
George L. Engelke, Jr.	138,783

Monte N. Redman	126,839

Gerard C. Keegan	134,810

Arnold K. Greenberg	147,786

Alan P. Eggleston (2)	107,742

(1)

This column represents the present value of the accumulated benefit as of December 31, 2006, for the Named Executives under the Post-retirement Medical Plan based upon the assumptions as described in note 15 to the Consolidated Financial Statements.

(2)	Mr. Eggleston currently does not meet the age requirement to receive a benefit pursuant to the terms of the Post-retirement Medical Plan.

PROPOSAL NO. 2
APPROVAL OF THE 2007 DIRECTOR STOCK PLAN

          AFC is presenting for shareholder approval the 2007 Director Stock Plan. AFC expects to utilize this plan to award restricted stock to non-employee directors of AFC. The value of these awards will depend on future increases or fluctuations in the trading price of AFC Common Stock. The awards will link the compensation paid to directors to the value delivered to shareholders through share price appreciation.

Why We Are Asking For Shareholder Approval

          AFC is asking the shareholders to approve the 2007 Director Stock Plan in order to permit AFC to award restricted stock, which will result in the issuance of up to 100,000 shares of AFC Common Stock.

          Applicable law does not require that AFC have shareholder approval in order to award restricted stock to its directors. However, AFC is seeking such approval because it believes it to be a good corporate governance practice to do so and in order to preserve its shareholders’ access to the NYSE for purchases and sales of AFC Common Stock. If AFC were to award restricted stock under the 2007 Director Stock Plan without shareholder approval, it would jeopardize AFC’s eligibility to list AFC Common Stock for trading on the NYSE.

          The Board believes that approving the 2007 Director Stock Plan will assist in providing a compensation program for directors which is considerate of the interests of shareholders, fair to AFC’s directors and competitive with programs provided to directors at other comparable institutions.

          Shareholder approval of the 2007 Director Stock Plan will not affect options currently outstanding to AFC’s directors or others. In approving the 2007 Director Stock Plan, the Board, subject to the shareholders’ approval of the 2007 Director Stock Plan, froze the 1999 Director Stock Option Plan such that no further option grants would occur pursuant to the 1999 Director Stock Option Plan. If AFC’s shareholders approve the 2007 Director Stock Plan, future awards to directors will be undertaken pursuant the terms set forth in the 2007 Director Stock Plan. If AFC’s shareholders do not approve the 2007 Director Stock Plan, AFC will not implement the 2007 Director Stock Plan and AFC will continue to grant stock options to directors pursuant to the 1999 Director Stock Option Plan, which AFC’s shareholders have previously authorized, until all available shares of AFC Common Stock pursuant to such plan have been utilized. In addition, AFC may substitute other forms of compensation in order to assure that its director compensation program is sufficiently competitive to enable it to attract and retain highly qualified non-employee directors.

Material Provisions of the Plan

          Exhibit B to this Proxy Statement contains the full text of the 2007 Director Stock Plan. Exhibit B is incorporated by reference into the following plan summary, which is qualified in its entirety by this reference.

          Maximum Shares Available. AFC will reserve and keep available at all times such number of shares of AFC Common Stock as may be required to satisfy the needs of the 2007 Director Stock Plan. A maximum of 100,000 shares of AFC Common Stock may be issued under the Plan. The fair market value of such shares is $2,729,000, based on the closing price of AFC Common Stock of $27.29 as quoted by the NYSE as of the close of business on the Record Date. There is available for grant pursuant to the 1999 Director Option Plan, as of the Record Date, 27,000 shares of AFC Common Stock eligible for grant to the directors as provided in the 1999 Director Option Plan. The use of these shares pursuant to the 1999 Director Stock Option Plan has been frozen, subject to the shareholders’ approval of the 2007 Director Stock Plan.

          Administration of the Plan. A committee of independent directors will administer the 2007 Director Stock Plan. Its members will be the members of the Compensation Committee of the Board. The administrative committee has broad discretionary powers.

          Eligibility. Eligibility is open to all directors of AFC who are not common law employees of AFC. This includes all current members of the Board, except for Mr. Engelke and Mr. Keegan, or a total of eight (8) individuals as of the Record Date.

          Terms and Conditions of Awards. The 2007 Director Stock Plan authorizes two kinds of restricted stock awards: Annual Awards and Discretionary Grants, as such terms are defined in the 2007 Director Stock Plan.

          Pursuant to the 2007 Director Stock Plan, annual awards shall be made to Eligible Directors, as such term is defined in the 2007 Director Stock Plan, commencing in 2008 and annually thereafter on the third business day after AFC issues a press release announcing annual financial results for the prior year. Such press release has historically been issued by AFC in late January of each year. The number of whole shares of AFC Common Stock to be awarded annually to each eligible director shall be determined by dividing $45,000 by the closing price of AFC Common Stock as quoted on the NYSE (or such other exchange on which AFC Common Stock is listed) on the day of the award and rounding the result down to the next whole share. Such awards shall be made on the following terms and conditions:

  The award shall be in the form of issued and outstanding shares of AFC Common Stock registered in the name of the eligible director;

  The award will vest 100% on the third anniversary of the grant date of the award;

  The award will vest 100% upon death, Disability, Mandatory Retirement, Involuntary Termination or on Change in Control as such terms are defined in the 2007 Director Stock Plan;

  The shares awarded shall carry full voting and dividend rights from the date of grant regardless of whether vested;

  The shares may not be sold or transferred while unvested; and

  The shares shall be forfeited if a recipient ceases to be a director while such shares are unvested for any reason other than death, Disability, Mandatory Retirement, Involuntary Termination or Change in Control.

          Pursuant to the 2007 Director Stock Plan, Disability is any mental or physical condition resulting in incapacity to serve as a director which is likely to be permanent, continue for an indefinite time of at least 180 days or result in death. Mandatory Retirement age pursuant to the Bylaws of AFC is 75 years of age. Involuntary Termination would occur upon a recipient terminating service as a director due to a reason other than voluntary resignation or removal for cause.

          The administrative committee also has the right pursuant to the 2007 Director Stock Plan, to award Discretionary Grants. Discretionary Grants may be made to eligible directors from time to time as consideration for services rendered or promised to be rendered for such number of shares, up to the plan limit, and on such terms and conditions as the administrative committee shall determine, including restrictions on voting and dividend rights associated with such shares, service-related vesting and forfeiture requirements, and holding period and transfer restrictions. AFC has no current intention to award Discretionary Grants pursuant to the 2007 Director Stock Plan. Circumstances under which Discretionary Grants might be made include, but are not limited to, the addition of a new director to the Board, as part of an acquisition or otherwise.

          In establishing the terms and conditions of either Annual Awards or Discretionary Grants, the administrative committee must observe the following restrictions:

  It may not make awards or grants that will result in the issuance of more than 100,000 shares of AFC Common Stock in the aggregate.

  It may not make awards or grants before the date that AFC receives shareholder approval of the 2007 Director Stock Plan.

          Restricted Stock. As a general rule, shares of AFC Common Stock that are subject to a restricted stock award are held in an account by AFC’s transfer agent in the name of the award recipient until vested and, when vested, are transferred to the award recipient. If permitted by the administrative committee, restricted stock may be issued and delivered to the award recipient before vesting. In this event, the shares issued will carry a restrictive legend prohibiting transfer prior to the vesting date and requiring, if the vesting conditions are not satisfied, that the shares be returned to AFC.

          All Annual Awards will be subject to a three year vesting schedule. Discretionary Grants will be subject to a vesting schedule specified by the administrative committee when the award is made and, if none is specified, the award will vest 100% on the third anniversary of the award date. In the event of termination of service due to death, Disability, Involuntary Termination or Mandatory Retirement prior to the vesting date, unvested Annual Awards will be deemed vested, as will Discretionary Grants unless the administrative committee specifies otherwise at the time of the award. All unvested Annual Awards will also vest in the event of a Change in Control, as will Discretionary Grants, unless the administrative committee specifies otherwise at the time of the award. All restricted stock awards that are otherwise not vested upon termination of service will be forfeited.

          Change in Control Provisions. If there is a Change in Control of AFC or the Association, as defined in the 2007 Director Stock Plan, all unvested awards which are Annual Awards will vest, as will all unvested awards which are Discretionary Grants, unless the administrative committee specifies otherwise at the time of the award.

          Anti-dilution Adjustments. If AFC declares a stock dividend or stock split, reclassifies its common stock, or enters into a merger or consolidation or other transaction that affects the holders of AFC Common Stock or in other circumstance where the administrative committee determines that an adjustment to the number of shares subject to a restricted stock award is appropriate to avoid an unintended enlargement or dilution of the economic rights evidenced by a restricted stock award, it will make certain automatic adjustments under the 2007 Director Stock Plan without asking for shareholder approval. It will adjust the number or type of shares authorized for the 2007 Director Stock Plan and the number or type of shares subject to outstanding awards. Any adjustment so made will be designed to neither enlarge nor diminish its authority to grant or award restricted stock and the relative rights of the holders of such awards. The administrative committee determines these adjustments.

          Amendment and Termination. The 2007 Director Stock Plan, if approved by the shareholders, will be in effect for a ten-year period that begins on the date the shareholders approve the 2007 Director Stock Plan. The Board may suspend or terminate the 2007 Director Stock Plan before then. It may also amend the 2007 Director Stock Plan at any time and in any respect. Any amendment that would (i) change the class of eligible participants, or (ii) increase the number of shares of restricted stock that may be granted in total must first be approved by AFC’s shareholders.

Federal Income Tax Consequences

          The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the 2007 Director Stock Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of the various taxing authorities may have a significant effect on this summary. The 2007 Director Stock Plan is not a qualified plan under Section 401(a) of the Code.

          Restricted Stock Awards. Restricted stock awards under the 2007 Director Stock Plan do not result in federal income tax consequences to either AFC or the award recipient when the award is made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. AFC will generally be allowed to claim a deduction, for compensation expense, in a like amount. If cash dividends are paid on unvested shares held under the 2007 Director Stock Plan, such amounts will also be included in the ordinary income of the recipient. AFC will be allowed to claim a deduction for this amount as well. In certain cases, a recipient of a restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

          Federal Tax Rules for Non-Qualified Deferred Compensation Plans. Section 409A of the Code, enacted in 2004, imposes federal tax penalties on certain non-qualified deferred compensation arrangements under which payers, such as employers, and payees, such as directors, seek to defer reporting compensation that has been earned and is vested to a later taxable year. These rules do not apply to stock settled restricted stock awards reported as compensation paid at the time of vesting, such as the restricted stock awards contemplated by the 2007 Director Stock Plan. As a result, AFC does not expect that Section 409A of the Code will restrict its operation of the 2007 Director Stock Plan.

          The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be made under the 2007 Director Stock Plan. State and local tax consequences may also be significant.

Status of Outstanding Option Grants and Plans

          As of the Record Date, AFC had outstanding 97,582,001 shares of AFC Common Stock and had aggregate stock options outstanding at a weighted average exercise price of $21.2124, which if exercised would result in an additional 9,587,857 shares of AFC Common Stock outstanding. As of the Record Date, the stock options outstanding had a weighted average remaining contractual life of 5.51 years. As of the Record Date, AFC had outstanding unvested restricted stock awards with respect to 475,028 shares of AFC Common Stock. As of the Record Date, there was available for future grant under the 2005 Stock Incentive Plan 3,550,872 shares of AFC Common Stock. The directors, other than Mr. Engelke and Mr. Keegan who are not eligible to participate in the 2007 Director Stock Plan, are not eligible to participate in the 2005 Stock Incentive Plan. As of the Record Date, AFC has available for future grant stock options with respect to 27,000 shares of AFC Common Stock pursuant to the 1999 Directors Option Plan. If the 2007 Director Stock Plan is approved by the shareholders, these shares will not be utilized and will become part of the 100,000 shares approved under the 2007 Director Stock Plan.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2007 DIRECTOR STOCK PLAN.

New Plan Benefits

          The benefits or amounts that will be received by or paid to the non-executive officer directors pursuant to the 2007 Director Stock Plan are not currently determinable. Executive and non-executive officers are not eligible to participate in the 2007 Director Stock Plan. The restricted stock that would have been awarded in 2006 pursuant to the 2007 Director Stock Plan had the 2007 Director Stock Plan been in effect in 2006 is as follows:

NEW PLAN BENEFITS

Astoria Financial Corporation 2007 Director Stock Plan

Name and Position	Dollar Value ($) (1)	Number of Units (2)
George L. Engelke, Jr., Chairman, President,	0	0
Chief Executive Officer and Director
Monte N. Redman, Executive Vice President and	0	0
Chief Financial Officer
Gerard C. Keegan, Vice Chairman, Chief	0	0
Administrative Officer and Director
Arnold K. Greenberg, Executive Vice President	0	0
Alan P. Eggleston, Executive Vice President,	0	0
Secretary and General Counsel
All executive officers, as a group	0	0
John J. Conefry, Jr., Director, Vice Chairman	44,986	1,562
and Nominee
Thomas V. Powder1y, Director and Nominee	44,986	1,562
All non-executive directors, as a group	359,885	12,496
Non-executive officer employees, as a group	0	0

(1)

The Dollar Value of the awards set forth in the chart above is based upon the closing price of AFC Common Stock as quoted on the NYSE on the assumed award date of January 31, 2006, AFC having issued a press release announcing its fiscal year 2005 financial results on January 26, 2006. It is also based upon those current non-employee directors who, as of the Record Date, would be Eligible Directors pursuant to the terms of the 2007 Director Stock Plan.

(2)	The Number of Units set forth in the chart above are shares of AFC Common Stock.

          Based upon the number of shares of AFC Common Stock outstanding on the Record Date, options outstanding on such date, and shares available for future grant pursuant to the 2005 Stock Incentive Plan and the 1999 Director Option Plan, referred to as Total Potential Outstanding Shares, net additional shares which would be issuable pursuant to the 2007 Director Stock Plan, represent .066% of Total Potential Outstanding Shares, or significantly less than one (1) percent.. Using the assumptions utilized in the New Plan Benefit Table above, no Discretionary Grants and eight Eligible Directors at all times, the 2007 Director Stock Plan, if approved by the shareholders, would have sufficient AFC Common Stock to provide Annual Awards for approximately 8 years.

          The following chart provides information as of December 31, 2006 with respect to compensation plans, including individual compensation arrangements, under which equity securities of AFC are authorized for issuance:

			Number of securities
			remaining available for
	Number of		future issuance under
	securities to be issued	Weighted-average	equity compensation
	upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category (1)	(a)	(b)	(c)
Equity compensation plans
approved by security holders (2)	9,811,031	$21.08	3,619,872

Equity compensation plans not
approved by security holders	0	0	0

Total (3)	9,811,031	$21.08	3,619,872

(1)

Excluded is any employee benefit plan that is intended to meet the qualification requirements of Section 401(a) of the Code, such as the Association ESOP and the Incentive Savings Plan. Also excluded are 475,028 shares of AFC Common Stock which represent unvested restricted Stock awards made pursuant to the 2005 Stock Incentive Plan since such shares, while unvested, were issued and outstanding as of December 31, 2006. The only equity security issuable under the equity compensation plans referenced in the table is AFC Common Stock and the only equity compensation plans are stock option plans or arrangements which provide for the issuance of AFC Common Stock upon the exercise of options and the 2005 Stock Incentive Plan which also provides for grant of equity settled stock appreciation rights and awards of restricted stock or equity settled restricted stock units. Of the number of securities to be issued and the number of securities remaining available in the above table, 1,224,100 and 3,550,872, respectively, were authorized pursuant to the 2005 Stock Incentive Plan.

(2)

With respect to “Equity compensation plans approved by security holders,” included are 24,000 shares of AFC Common Stock with respect to which options were granted pursuant to the terms and conditions of The Greater Acquisition merger agreement and 21,579 shares of AFC Common Stock with respect to which options were granted pursuant to the terms and conditions of the LIB Acquisition merger agreement. Both of these merger agreements were approved by the holders of AFC Common Stock. Neither arrangement provides for the future issuance or grant of additional options, warrants or rights.

(3)

Of the shares available for future issuance, 3,550,872 were authorized pursuant to the 2005 Stock Incentive Plan and 69,000 were authorized pursuant to the 1999 Directors Option Plan as of December 31, 2006. The 2005 Stock Incentive Plan and the 1999 Directors Option Plan provide for automatic adjustments to outstanding options or grants upon certain changes in capitalization. In the event of any stock split, stock dividend or other event generally affecting the number of shares of AFC Common Stock held by each person who is then a record holder of AFC Common Stock, the number of shares covered by each outstanding option, grant or award and the number of shares available for grant under the plans shall be adjusted to account for such event.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          AFC’s independent registered public accounting firm, or principal accountant, for the fiscal year ended December 31, 2006 was KPMG LLP. Following its review of the qualifications of KPMG LLP and assuring itself that KPMG LLP is independent from AFC, its officers and directors and does not provide to AFC non-audit services to a degree that KPMG LLP’s independence may be impaired, the Audit Committee has reappointed KPMG LLP as independent registered public accounting firm, or principal accountant, for AFC and the Association for the year ending December 31, 2007, subject to ratification of such appointment by our shareholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

          The following chart details fees billed or fees estimated to be billed for professional or other services rendered by KPMG LLP for AFC’s fiscal years ended December 31, 2005 and 2006:

KPMG LLP FEES BILLED FOR THE FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2006

	Fiscal Year Ended	Fiscal Year Ended
Service Categories	December 31, 2005	December 31, 2006
Audit Fees (1)	$1,164,500	$1,193,000
Audit-Related Fees (2)	$81,000	$103,200
Tax Fees (3)	$97,324	$30,000
All Other Fees (4)	$0.00	$0.00

(1)

Audit Fees reflect aggregate fees billed or estimated to be billed for professional services rendered for the audit of AFC’s consolidated financial statements, the reviews of the financial statements included in AFC’s Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements, including services rendered in connection with the audit of internal controls over financial reporting maintained by AFC.

(2)

Audit-Related Fees reflect aggregate fees billed or estimated to be billed for assurance and related services (within the meaning of Item 9(e)(2) of Regulation Section 240.14a-101 of the Exchange Act) that are reasonably related to the performance of the audit or review of AFC’s consolidated financial statements and not reported as Audit Fees, including but not limited to the audit of AFC’s employee benefit plans.

(3)

Tax Fees reflect aggregate fees billed or estimated to be billed for professional services for tax compliance, tax advice, and tax planning. The fees represent assistance in the preparation and review of AFC’s tax returns and the reorganization, in 2005, of Astoria Preferred Funding Corporation, AFC’s subsidiary that was qualified as a real estate investment trust, and Fidata, AFC’s subsidiary that is qualified as a Connecticut passive investment company.

(4)	All Other Fees reflect aggregate fees billed for products and services provided by KPMG LLP other than those set forth above as Audit Fees, Audit-Related Fees and Tax Fees.

          It is the policy of the Audit Committee to pre-approve all services provided by KPMG LLP to AFC. In the absence of contrary action by the Audit Committee, of which there has been none, the Board has also delegated to the Chairman of the Audit Committee the authority to pre-approve such services. The Chairman of the Audit Committee is then responsible to report such authorization to the Audit Committee at its next scheduled meeting. All services provided by KPMG LLP during fiscal year 2005 and 2006 were pre-approved by the Audit Committee.

          The Audit Committee, as part of its review of the disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1, considered whether the provision of the services rendered, the fees for which are reflected in the chart above entitled “KPMG LLP Fees Billed for the Fiscal Years ended December 31, 2005 and 2006” with respect to the captions entitled “Audit-Related Fees”, “Tax Fees” and “All Other Fees”, were, and found them to be, compatible with maintaining the independence of KPMG LLP.

          On February 9, 2006, the Office of Thrift Supervision together with the other federal banking regulatory agencies published the “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters.” The advisory is effective for any audit engagement letters entered into by the Association after February 9, 2006 and specifies that agreeing to certain limitation of liability provisions in an audit engagement letter would constitute an unsafe and unsound banking practice on the part of the Association. AFC believes that its engagement letters with KPMG LLP for the 2006 and 2007 audits fully comply with the “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters.”

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AFC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee

          The information set forth in this section, including but not limited to the Report of the Audit Committee, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

          It has been and continues to be the practice of the Board to maintain an Audit Committee of the Board. The Board has adopted a written Charter of the Audit Committee. A copy of the Audit Committee’s Charter is posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” The Charter specifies the purpose of the Audit Committee, the appointment and composition of its members, procedural matters with respect to its meetings, the responsibilities and duties of the Audit Committee and the reporting of Audit Committee activities and recommendations. The management of AFC is primarily responsible for implementing and evaluating the effectiveness of the system of internal controls and financial reporting processes of AFC. AFC’s independent registered public accounting firm is responsible for expressing an opinion on the consolidated financial statements of AFC based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion regarding management’s assessment and the effective operation of the system of internal controls over financial reporting.

          AFC Common Stock is listed on the NYSE. The Board has determined that the members of the Audit Committee meet the applicable independence standards set forth in the NYSE Listed Company Manual.

Report of the Audit Committee

          Under rules established by the SEC, AFC is required to provide certain data and information regarding the activities of its Audit Committee. In fulfillment of this requirement, the Audit Committee of AFC, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement.

          At its meeting held on February 26, 2007, the Audit Committee reviewed the Consolidated Financial Statements and discussed such statements with the management of AFC. At such meeting and at other meetings held during 2006 and 2007, the Audit Committee discussed with AFC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, or SAS 61, “Communication with Audit Committees.” The matters required to be discussed pursuant to SAS 61 include, but are not limited to, significant accounting policies, management judgments and accounting estimates, audit adjustments, if any, disagreements with management, if any, difficulties encountered with management in performing the audit, if any, and fees from management advisory services, if any.

          The Audit Committee has received and reviewed the written disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee has discussed with KPMG LLP the independence of KPMG LLP.

          Based upon the review and discussion referred to in this Report, the Audit Committee, at its meeting held on February 26, 2007, approved and recommended to the Board the inclusion of the Consolidated Financial Statements in the Annual Report on Form 10-K of AFC for the year ended December 31, 2006.

Audit Committee of AFC
Thomas J. Donahue, Chairman	Peter C. Haeffner, Jr.
Andrew M. Burger	Ralph F. Palleschi
Denis J. Connors	Leo J. Waters

Additional Information

          Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires AFC’s directors and executive officers, among others, to file reports of ownership and changes in ownership of their AFC equity securities with the SEC and to furnish AFC with copies of all such reports. Based solely upon a review of the copies of these reports and amendments thereto received by AFC, AFC believes that all applicable filing requirements were complied with for 2006 and does not know of any such persons who may have failed to file any required form or to report any required transaction on a timely basis, except that on November 4, 2005, Mr. Waters transferred 855 shares of AFC Common Stock from his indirect ownership to his direct ownership. This transfer should have been reported on his Form 5 filing for the year ended December 31, 2005. Amended Form 4 and Amended Form 5 reports have been filed to reflect this change in the form of ownership.

          Cost of Proxy Solicitation

          The cost of solicitation of proxies by AFC will be borne by AFC. Georgeson Inc. has been retained to assist in the solicitation of proxies under a contract providing for payment of a fee of $8,000 plus reimbursement for its expenses. In addition to solicitations by mail and by Georgeson Inc., a number of officers and employees of AFC and the Association may solicit proxies in person, by mail or by telephone, but none of these persons will receive any compensation for their solicitation activities in addition to their regular compensation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of AFC Common Stock held of record by such fiduciaries, and AFC will reimburse them for their reasonable expenses in accordance with the rules of the SEC and the NYSE.

          Shareholder Proposals

          To be considered for inclusion in AFC’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2008, a shareholder proposal, including a recommendation of a director nominee, must be received by the Secretary of AFC at the address set forth on page 1 of this Proxy Statement not later than December 13, 2007. Any shareholder proposal will be subject to Rule 14a-8 promulgated by the SEC under the Exchange Act.

          Notice of Business to be Conducted at an Annual Meeting

          The Bylaws of AFC provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board. The shareholder must give written advance notice to the Secretary of AFC not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth (10th) day following the date on which AFC’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder’s name and address, as they appear on AFC’s record of shareholders, the class and number of shares of AFC’s capital stock that are beneficially owned by such shareholder, a brief description of the proposed business or the names of the person(s) the shareholder proposes to nominate, and, as to business which the shareholder seeks to bring before an annual meeting, the reason for conducting such business at the annual meeting and any material interest of such shareholder in the proposed business.

          In the case of nominations for election to the Board, the shareholder’s notice must also include as to each proposed nominee all information regarding the proposed nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act, including, but not limited to, such proposed nominee’s consent to being named in the proxy statement as a nominee and to serve if elected. Nothing in this paragraph shall be deemed to require AFC to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

          Shareholder Communications

          The Board has established a process for shareholders or other interested parties to communicate with the Board or any of its members. Communications to Messrs. Engelke or Keegan may be sent directly to them at the address set forth on page 1 of this Proxy Statement. Those who wish to communicate with the presiding director, the non-management, or independent, directors or the entire Board may do so by writing to:

          Chairman of the Nominating and Corporate Governance Committee
          c/o Alan P. Eggleston, Executive Vice President, Secretary and General Counsel
          Astoria Financial Corporation
          One Astoria Federal Plaza
          Lake Success, New York 11042

          Such communications should be delivered in a sealed envelope marked “Personal and Confidential.” Such communications shall be delivered unopened by the Executive Vice President, Secretary and General Counsel to the Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Nominating and Corporate Governance Committee will acknowledge receipt of such correspondence and, if applicable, provide a copy to each Board member or each non-management or independent director.

          Employees, who may also be shareholders of AFC, are provided several methods for providing confidential communications to the Chairman of the Audit Committee and the Chairman of the Nominating and Corporate Governance Committee. These procedures are outlined in AFC’s Code of Business Conduct and Ethics, which applies to all directors, officers and employees of AFC and its affiliated companies, including the Association and is available on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Shareholders may request a printed copy of such document by contacting the Investor Relations Department of AFC by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

          Director Attendance at Annual Meetings

          It is the policy of AFC that all directors are strongly encouraged to attend the Annual Meeting and that, at a minimum, a quorum of the Board be in attendance. At the annual meeting of shareholders held on May 17, 2006, all of the directors were present, except for Mr. Connors, who was absent due to health reasons.

          Other Matters Which May Properly Come Before the Meeting

          The Board knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, the dates by which shareholder proposals and notices of business to be conducted at an Annual Meeting having been previously disclosed, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board.

          Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

          An additional copy of AFC’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2006, as filed with the SEC, will be furnished without charge to any shareholder upon written request to Astoria Financial Corporation, Investor Relations Department, One Astoria Federal Plaza, Lake Success, New York 11042-1085. Copies can also be obtained without charge from AFC’s Investor Relations website at http://ir.astoriafederal.com.

By order of the Board,

/s/ Alan P. Eggleston
Alan P. Eggleston
Executive Vice President, Secretary and
General Counsel

Lake Success, New York
April 10, 2007

          YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Exhibit A

Astoria Financial Corporation

Director Independence Standards

          The following are standards adopted by Astoria Financial Corporation (the “Corporation”) for use in determining, pursuant to the New York Stock Exchange Listed Company Manual Section 303A, the status of each director’s “independence”. In addition to the specific criteria set forth in Paragraph No. 2 of Section 303A, as amended from time to time, the following categorical standards shall be applied by the Board of Directors in making its determinations.

1.

The Corporation’s wholly owned subsidiary, Astoria Federal Savings and Loan Association (the “Association”), is a federally chartered savings and loan association. Its primary business consists of providing consumer banking services to the public and originating mortgage loans for portfolio. Its operations are heavily regulated and it is regularly and routinely examined by the Office of Thrift Supervision (the “OTS”).

Directors of the Corporation are encouraged to utilize the Association’s consumer banking services and its lending capabilities, in accordance with OTS and applicable Federal Reserve Board regulations.

The Corporation recognizes that if a director deposits funds with the Association and the Association experiences financial or other regulatory difficulties, a conflict could exist which might impair a director’s independence, particularly if the director maintains a deposit in an amount or under circumstances that would result in all or some portion of the deposit not being insured by the Federal Deposit Insurance Corporation (the “FDIC”).

Similarly, if a director borrows funds from the Association and that loan is either in default or otherwise shows signs of credit weakness, a director’s independence could be impaired.

In conducting its examinations of the Association, the OTS utilizes a classification system and assigns a numerical rating to the Association in order to signify the level of financial strength and regulatory concern posed by the institution. This system is referred to as the CAMELS rating. The ratings, which, by law, are confidential, range from 1 to 5, with 1 being the highest rating and 5 being the lowest. Institutions with CAMELS ratings of 3, 4 or 5 exhibit some degree of supervisory concern, exhibit unsafe and unsound practices or conditions, or exhibit extremely unsafe and unsound practices or conditions, respectively. Institutions ranked 1 or 2 under the CAMELS system have been found by the OTS to be either sound in every respect or fundamentally sound.

A director’s independence will not be considered impaired at any time due to the director, directly or indirectly, having on deposit with the Association amounts which would be fully insured by the FDIC or, so long as the Association maintains a CAMELS rating of 1 or 2, in any amount.

A director’s independence will not be considered impaired so long as a direct or indirect loan to the director was granted in compliance with Federal Reserve Board Regulation O and applicable OTS regulations, the loan is not, according to the Association’s usual policies, classified as non-accrual, past due, restructured or a potential problem loan and the loan does not involve more than the normal risk of collectibility or otherwise present other unfavorable features.

A-1

As other banking services provided by the Association are readily available at competitive pricing, use by a director of other banking or financial services offered by the Association to the public will not be considered to impair a director’s independence.

2.

Pursuant to the Community Reinvestment Act, the Association is obligated to demonstrate the extent to which it ascertains and meets the credit needs of the communities it serves. As part of this responsibility, the Association and the Corporation encourage their directors and officers to be active in local charities and provides financial and other support to local charities and other non-profit organizations, particularly those that are housing related. No director will be considered to have his independence impaired because the Association may provide directors and officers liability coverage for the director’s service to such charity or non-profit organization or due to grants, contributions or donations made by the Association to a charity or non-profit organization with which the director is affiliated so long as such grants, contributions or donations by the Corporation or the Association do not exceed $100,000 per year.

3.

While the focus of the New York Stock Exchange Listing Manual standards, as they relate to the independence of directors, is on relationships with the Corporation, circumstances could exist where a relationship between a director and an executive officer of the Corporation is such that such relationship in and of itself could impair the independence of the director.

(A)

The fact that a director and an executive officer may have equity investments in a company or enterprise, where the Corporation or Association does not do any business with that company or enterprise shall not result in the director’s independence being impaired.

(B)

If a director is associated with a company or enterprise with which the Corporation or Association does not do business, but with which an executive officer does business unrelated to the Corporation or Association, the director’s independence will not be deemed impaired so long as the revenue generated by such business, in any of the last three fiscal years, does not exceed the greater of $1,000,000 or 2% of such company’s consolidated gross revenue.

A-2

Exhibit B

ASTORIA FINANCIAL CORPORATION

2007 NON-EMPLOYEE DIRECTORS STOCK PLAN

Adopted March 21, 2007

ASTORIA FINANCIAL CORPORATION
2007 NON-EMPLOYEE DIRECTORS STOCK PLAN

ARTICLE I

PURPOSE

          The purpose of the Astoria Financial Corporation 2007 Non-Employee Directors Stock Plan is to promote the growth and profitability of Astoria Financial Corporation by attracting and retaining directors of outstanding competence and aligning their interests with those of the shareholders through compensation in the form of an equity interest in Astoria Financial Corporation.

ARTICLE II

DEFINITIONS

          The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

          Section 2.1      Association means Astoria Federal Savings and Loan Association, a federally chartered savings institution, and any successor thereto.

          Section 2.2      Beneficiary means the person designated by an Eligible Director to receive any Shares or other consideration with respect to Shares to be issued to such Eligible Director that become distributable following the Eligible Director’s death.

          Section 2.3      Board means the Board of Directors of the Corporation.

          Section 2.4      Change in Control of the Corporation means any of the following events:

(a) approval by the stockholders of Astoria Financial Corporation of a transaction that would result in the reorganization, merger or consolidation of Astoria Financial Corporation with one or more other persons, other than a transaction following which:

          (i)           at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in Astoria Financial Corporation; and

          (ii)          at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of Astoria Financial Corporation;

          (b)           the acquisition of all or substantially all of the assets of Astoria Financial Corporation or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of Astoria Financial Corporation entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of Astoria Financial Corporation of any transaction which would result in such an acquisition;

          (c)           a complete liquidation or dissolution of Astoria Financial Corporation, or approval by the stockholders of Astoria Financial Corporation of a plan for such liquidation or dissolution;

          (d)           the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Astoria Financial Corporation do not belong to any of the following groups:

          (i)           individuals who were members of the Board of Directors of Astoria Financial Corporation on the date of this Agreement; or

          (ii)           individuals who first became members of the Board of Directors of Astoria Financial Corporation after the date of this Agreement either:

          (A)           upon election to serve as a member of the Board of Directors of Astoria Financial Corporation by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

          (B)           upon election by the stockholders of Astoria Financial Corporation to serve as a member of the Board of Directors of Astoria Financial Corporation, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of Astoria Financial Corporation, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of Astoria Financial Corporation; or

          (e)           any event which would be described in section 2.4(a), (b), (c) or (d) if the term “Association” was substituted for the term “Astoria Financial Corporation” therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of Astoria Financial Corporation, the Association, or a subsidiary of either of them, by Astoria Financial Corporation, the Association, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.4, the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          Section 2.5      Committee means the Committee described in section 4.1.

          Section 2.6      Corporation means Astoria Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor thereto, the Association and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution.

          Section 2.7      Disability means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death.

          Section 2.8      Effective Date means the date the shareholders of Corporation approve the Plan.

          Section 2.9      Eligible Director on any date means a member of the Board who is not a common-law employee of the Corporation.

          Section 2.10    Exchange Act means the Securities Exchange Act of 1934, as amended.

          Section 2.11    Fair Market Value means, with respect to a Share on a specified date: (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or (c) if sections 2.11(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

          Section 2.12    Grant Instrument means the written agreement between an Eligible Director and the Corporation evidencing his or her rights under the Plan. In the absence of such a written agreement, written resolutions of the Committee or the members of the Board who are independent directors adopted in accordance with the Plan and evidencing the Eligible Director’s rights under the Plan shall be deemed a Grant Instrument.

          Section 2.13    Involuntary Termination means cessation of Service for a reason other than voluntary resignation or removal for cause. Involuntary Termination shall include but not be limited to a director’s cessation of Service at the end of his or her current term of office, unless such director was eligible for, and refused or withheld consent to be re-nominated and/or re-elected, for an additional term.

          Section 2.14    Non-Employee Director means a member of the Board who qualifies as a non-employee director for purposes of Rule 16b-3 promulgated under the Exchange Act or the corresponding provisions of any successor rule or regulation.

          Section 2.15      Plan means the Astoria Financial Corporation 2007 Non-Employee Directors Stock Plan, as amended from time to time.

          Section 2.16      Recipient means the person to whom Shares are issued under the Plan.

          Section 2.17      Mandatory Retirement means termination of Service as a member of the Board in accordance with the mandatory retirement provisions of the bylaws of the entity for which the Recipient serves as a director.

          Section 2.18      Service means, unless the Committee provides otherwise in a Grant Instrument, service in any capacity as a common-law employee, consultant, advisory director, director emeritus or non-employee director to the Corporation.

          Section 2.19      Share means a share of Common Stock, par value $.01 per share, of Astoria Financial Corporation. In the event Shares are converted into or exchanged for other securities, or an adjustment is made under section 6.3 which converts Shares available under the Plan into other securities, references to Shares shall include, as appropriate, references to such other securities.

ARTICLE III

AVAILABLE SHARES

          Section 3.1      Shares Available under the Plan. Subject to Article VI, the maximum aggregate number of Shares which may be issued under article V of the Plan shall be one hundred thousand (100,000) Shares. Shares issued under the Plan may be either authorized and unissued shares, treasury shares or shares purchased in the open market.

          Section 3.2      Computation of Shares Available. For purposes of section 3.1, the number of Shares available under the Plan shall be (a) reduced by one (1) Share for each Share issued under article V and (b) increased by one (1) Share for each Share forfeited pursuant to the terms of the Plan.

          Section 3.3      Shares Available under the Plan. If on any date the number of Shares available under the Plan is less than the aggregate number of Shares required for awards to be made on such date, the number of Shares subject to each award then being made shall be adjusted by a fraction, the numerator of which is the total number of Shares then available under the Plan and the denominator of which is the aggregate number of shares that would be required to satisfy all awards then being made, rounded down to the nearest whole Share.

ARTICLE IV

ADMINISTRATION

          Section 4.1      Committee. The Plan shall be administered by a Committee which shall be the Compensation Committee of Astoria Financial Corporation.

          Section 4.2      Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations for the conduct of its meetings, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the written consent of a majority of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

          Section 4.3      Committee Responsibilities. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have plenary authority to carry out its responsibilities, including, without limitation, the authority: (a) to interpret the provisions of the Plan, and to determine all questions that may arise under the Plan; (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate. All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall, in the absence of manifest error, be final and conclusive and binding upon the Corporation and all other parties having an interest therein.

ARTICLE V

FULL VALUE SHARES

          Section 5.1      Annual Award to Eligible Directors. Each calendar year beginning in 2008, the Committee shall make an award to each Eligible Director of a number of Shares with a Fair Market Value on the grant date that is equal to Forty-Five Thousand Dollars ($45,000), rounded down to the nearest whole Share. The grant date for such Shares shall be on the third business day after the Corporation’s issuance of a press release announcing annual financial results for the prior year. Grants under this section 5.1: (a) shall be in the form of issued and outstanding Shares registered in the name of the Eligible Director; (b) shall vest one hundred percent (100%) on the third anniversary of the grant date; (c) shall vest one hundred percent (100%) in the event of an earlier Change in Control of the Corporation or the death, Disability, Mandatory Retirement or Involuntary Termination of the Recipient; (d) shall carry full voting and dividend rights in favor of the holder of record from the date of grant; (e) may not be sold or transferred so long as the Shares are unvested; and (f) shall be forfeited if the Shares are unvested when the Recipient ceases to be a Director for any reason other than death, Disability, Mandatory Retirement or Involuntary Termination. Unless an Eligible Director requests, with the Committee's consent, or the Committee determines otherwise, grants under this section 5.1 shall be effected by direct registration of the Shares in a book-entry account on the Corporation’s stock transfer records established for the Eligible Director by the Corporation’s transfer agent. The Committee shall make such arrangements for control of Shares issued under this section 5.1, or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce the transfer restriction and other provisions of this section 5.1 and the Grant Instrument.

           Section 5.2      Discretionary Grants. The Committee, in its discretion, may make a grant of Shares (or an interest in Shares, however denominated, to be settled in the future by delivery of Shares) to any one or more Eligible Directors as consideration for services rendered or promised to be rendered as a member of the Board or its committees at such times, for such number of Shares and on such other terms and conditions (including but not limited to restrictions on the voting and dividend rights associated with such Shares, service-related vesting and forfeiture provisions and holding period and transfer restrictions) as the Committee may determine and specify in a Grant Instrument. Unless the Committee determines otherwise and so specifies in a Grant Instrument, grants under this section 5.2: (a) shall be in the form of issued and outstanding Shares registered in the name of the Eligible Director; (b) shall become vested and nonforfeitable on the third anniversary of the grant date with accelerated vesting at the same times and on the same terms as annual grants under section 5.1; (c) shall carry full voting and dividend rights in favor of the holder of record from the date of grant; and (d) may not be sold or transferred until vested. Unless an Eligible Director requests, with the Committee's consent, or the Committee determines otherwise, grants under this section 5.2 shall be effected by direct registration of the Shares in a book-entry account on the Corporation’s stock transfer records established for the Eligible Director by the Corporation’s transfer agent. The Committee shall make such arrangements for control of Shares issued under this section 5.2, or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce the transfer restriction and other provisions of this section 5.2 and the Grant Instrument.

ARTICLE VI

AMENDMENT, TERMINATION AND ADJUSTMENTS

          Section 6.1      Termination. The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination shall remain outstanding for the period and on the terms and conditions set forth in the Grant Instruments evidencing such awards.

          Section 6.2      Amendment. The Board may amend the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with the corporate governance standards imposed under the listing requirements established by any national securities exchange on which the Corporation lists or seeks to list Shares, no such amendment shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment; provided further, however, section 6.2 may not be amended to lessen the prohibitions contained therein at any time without shareholder approval.

          Section 6.3      Adjustments in the Event of Business Reorganization. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for issuances of Shares in the aggregate to all Eligible Directors and individually to any one Eligible Director and (ii) the number and kind of securities that may be delivered or deliverable in respect of undistributed Shares. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, grants of Shares (including, without limitation, cancellation of awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Shares using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any parent or subsidiary or the financial statements of the Corporation or any parent or subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE VII

MISCELLANEOUS

          Section 7.1      Status as an Employee Benefit Plan. This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified compensation program for self-employed individuals that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

          Section 7.2      No Right to Continued Service. Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director any right to a continuation of his or her position with the Corporation as a director or otherwise. The Corporation reserves the right to remove any participating member of the Board or terminate his or her Service in other capacities or change the terms and conditions of any such Service to the same extent it could do so if the Plan had not been adopted.

          Section 7.3      Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated. The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

          Section 7.4      Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in Nassau County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Shares granted under this Plan, each Eligible Director, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

          Section 7.5      Non-Alienation of Benefits. Except as expressly provided in the Plan, the right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

          Section 7.6      Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party: (a) if to the Committee: Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, NY 11042-1085, Attention: Corporate Secretary; and (b) if to a Recipient or Beneficiary to the Recipient’s or Beneficiary’s address as shown in the Corporation’s records.

          Section 7.7      Approval of Shareholders. The Plan shall be subject to approval by the Corporation’s shareholders. Any Shares granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained.

          Section 7.8      Designation of Beneficiary. An Eligible Director who has received an award may designate a Beneficiary to receive any payments or unvested Shares that become payable or vested on the date of his or her death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Director dies prior to the Eligible Director, or in the event that no Beneficiary has been designated, any payments or vested Shares that become available for distribution on the Eligible Director’s death shall be paid to the executor or administrator of the Eligible Director’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

          Section 7.9      Conditions to the Issuance of Shares. The Corporation’s obligation to deliver Shares shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

          Section 7.10    Effect of Grant Instrument. To the extent Shares are issued or issuable to an Eligible Director hereunder in consideration for the performance of future services, the Eligible Director’s performance of services for the Corporation after knowing such Shares have been issued shall be deemed acceptance of a written contract for the performance of such future service, in the form of the Grant Instrument.

          Section 7.11   Compliance with Section 409A of the Code. To the extent that the Plan and/or Shares granted under the Plan are construed to be non-qualified deferred compensation plans described in section 409A of the Code, the Plan and any Grant Instruments shall be operated, administered and construed so as to comply with the requirements of section 409A. The Plan and any Grant Instruments shall be subject to amendment, with or without advance notice to Recipients and other interested parties, and on a prospective or retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Recipients and other interested parties, to the extent necessary to effect compliance with section 409A of the Code.

							Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

						Please mark your votes like this		☒
COMMON SHARES	THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2 AND PROPOSAL NO. 3.

1.	The election of nominees 01 John J. Conefry, Jr. 02 Thomas V. Powderly as directors for terms of three years each.			3.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR ☐	WITHHOLD ☐

Proposal Nos. 1, 2 and 3 listed above in this revocable proxy were proposed by Astoria Financial Corporation. Other than Proposal Nos. 1, 2 and 3, Astoria Financial Corporation is not currently aware of any other business that may come before the Annual Meeting. The persons named as proxies herein will vote the shares represented hereby as directed by the Board of Directors of Astoria Financial Corporation upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to postpone or adjourn the Annual Meeting.

To withhold authority to vote FOR any particular nominee, line or strike out that nominee’s name and then check the appropriate box as to the remaining nominees.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
THIS PROXY IS REVOCABLE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2 AND PROPOSAL NO. 3.

2.	The approval of the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan.

The undersigned hereby acknowledges receipt, prior to the execution of this proxy, of a Notice of Annual Meeting of Shareholders of Astoria Financial Corporation, a Proxy Statement dated April 10, 2007 for the Annual Meeting and an Astoria Financial Corporation 2006 Annual Report and Form 10-K.

Please sign and date below and return promptly in the enclosed postagepaid envelope.

Signature				Signature	Date			, 2007
Please sign name exactly as it appears hereon. If shares are registered in more than one name, all should sign, but if one signs, it binds the others. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Ù FOLD AND DETACH HERE Ù

ASTORIA FINANCIAL CORPORATION

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ASTORIA FINANCIAL CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2007 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned shareholder of Astoria Financial Corporation hereby authorizes and appoints John M. Graham, Jr., William M. Thomas, Jr. or either of them as proxy of the undersigned, with full power of substitution, to attend and act as proxy for the undersigned and to vote as designated below all shares of common stock of Astoria Financial Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Astoria Financial Corporation, to be held on May 16, 2007at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your
ASTORIA FINANCIAL CORPORATION account online.

Access your Astoria Financial Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Astoria Financial Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

April 10, 2007

To:	All Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”) Participants

Re:	Annual Meeting of Shareholders to be held on May 16, 2007

In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 16, 2007, enclosed please find the following documents:

a)	Confidential Voting Instruction card,

b)	Proxy Statement dated April 10, 2007, including a Notice of Annual Meeting of Shareholders,

c)	2006 Annual Report and Form 10-K, and

d)	postage-paid return envelope addressed to Mellon Investor Services LLC, Proxy Tabulation Department (Mellon Investor Services LLC is the Confidential Voting Instruction tabulator for the ESOP).

As a participant and a “named fiduciary” in the ESOP, you have the right to direct the ESOP Trustee (Prudential Bank & Trust Company, FSB) how to vote at the Annual Meeting the shares of Astoria Financial Corporation Common Stock (Shares) allocated to your account in the ESOP and held as of March 26, 2007 by Prudential Bank & Trust Company, FSB, as ESOP Trustee.

As a “named fiduciary,” you are the party who is identified in the voting section of the ESOP Trust as responsible for directing the Trustee how to vote your allocated ESOP Shares. The number of Shares in your ESOP account held by Prudential Bank & Trust Company, FSB is shown on the enclosed Confidential Voting Instruction card. Please mark the appropriate boxes on the card and sign, date and return it in the enclosed postage-paid return envelope. If you sign, date and return your card, but do not check the box for a particular proposal, the Trustee will vote your shares according to the recommendation of the Board of Directors for that particular proposal. For your ESOP voting instruction to be counted, Mellon Investor Services LLC must receive your Confidential Voting Instruction card no later than May 9, 2007.

The ESOP Trust states that the Trustee will generally vote unallocated Shares and allocated Shares for which it receives no written instructions in the same manner and proportion as the allocated Shares for which voting instructions have been received. The Trustee’s vote must be in accordance with its fiduciary duties and in a manner determined by the Trustee to be prudent and solely in the interest of ESOP participants and beneficiaries. State Street Bank and Trust Company has been engaged as Independent Fiduciary to make this determination for the ESOP Trustee.

ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION • FOUNDED 1888

Unanticipated Proposals

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2007 Annual Meeting of Shareholders. If this should happen, the Independent Fiduciary will determine for the ESOP Trustee how to vote upon such matters.

Your instruction is very important.You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Trustee. You should then seal the card in the enclosed envelope and return it to Mellon Investor Services LLC. To direct the voting of Shares within the ESOP, the Confidential Voting Instruction card must be received by Mellon Investor Services LLC no later than May 9, 2007.

Please note that the instructions of individual participants are to be kept confidential by Mellon Investor Services LLC and the Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

Very truly yours, The ESOP Committee
By:
Steven G. Miss

The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.							Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

						Please mark your votes like this		☒
ESOP SHARES	THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2 AND PROPOSAL NO. 3.

1.	The election of nominees 01 John J. Conefry, Jr. 02 Thomas V. Powderly as directors for terms of three years each.			3.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR ☐	WITHHOLD ☐

In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

Proposal Nos. 1, 2 and 3 listed above in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

To withhold authority to vote FOR any particular nominee, line or strike out that nominee's name and then check the appropriate box as to the remaining nominees.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	The approval of the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan.

The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 10, 2007 for the Annual Meeting and an Astoria Financial Corporation 2006 Annual Report and Form 10-K.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

Signature				Signature	Date			, 2007
Signature of participant, former participant or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Ù FOLD AND DETACH HERE Ù

ASTORIA FINANCIAL CORPORATION

CONFIDENTIAL VOTING INSTRUCTION

SOLICITED BY THE EMPLOYEE STOCK OWNERSHIP PLAN COMMITTEE, AS PLAN ADMINISTRATOR,
FOR THE ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION EMPLOYEE STOCK OWNERSHIP PLAN

As a named fiduciary, the undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the ESOP) hereby provides the voting instructions hereinafter specified to Mellon Investor Services LLC, as designee of Astoria Federal Savings and Loan Association, which instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the ESOP (the Trustee), to vote, in person, by limited or general power of attorney or by proxy, the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 26, 2007, at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 16, 2007 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

As to the proposals listed below which are more particularly described in the Proxy Statement dated April 10, 2007, the Trustee will vote the common stock of Astoria Financial Corporation held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter dated April 10, 2007 from the ESOP Committee.

If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter dated April 10, 2007 from the ESOP Committee.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

April 10, 2007

To:	All Astoria Federal Savings and Loan Association Incentive Savings Plan (“401K Plan”) Participants with a portion of their account balance invested in the Employer Stock Fund

Re:	Annual Meeting of Shareholders to be held on May 16, 2007

In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 16, 2007, enclosed please find the following documents:

a)	Confidential Voting Instruction card,

b)	Proxy Statement dated April 10, 2007, including a Notice of Annual Meeting of Shareholders,

c)	2006 Annual Report and Form 10-K, and

d)	postage-paid return envelope addressed to Mellon Investor Services LLC, Proxy Tabulation Department (Mellon Investor Services LLC is the Confidential Voting Instruction tabulator for the 401K Plan).

As a participant in the 401K Plan with all or a portion of your account balance invested in the Employer Stock Fund and as a “named fiduciary,” you have the right to participate in directing how the PlanAdministrator (Astoria Federal Savings and LoanAssociation) instructs the 401KTrustee (Prudential Bank & Trust Company, FSB) to vote the shares of Astoria Financial Corporation Common Stock (Shares) held by the 401K Plan as of March 26, 2007, the meeting record date (provided that you had all or a portion of your account invested in the Employer Stock Fund as of the most recent valuation date on or before the meeting record date). In general, the 401K Trustee will be directed to vote the Shares held in the Employer Stock Fund “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal listed on the Confidential Voting Instruction card in the same proportions as instructions to cast votes “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal are given by those individuals with the right to give directions. Each individual’s instructions are weighted according to the value of the participant’s interest in the Employer Stock Fund as of the most recent valuation available prior to the record date. If you do not file a Confidential Voting Instruction card on or before May 9, 2007, or if you “ABSTAIN”, your directions will not count.

Unanticipated Proposals

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2007 Annual Meeting of Shareholders. If this should happen, the 401K Trustee will be instructed to vote upon such matters in the 401K Trustee’s discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the 401K Trustee.

ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION • FOUNDED 1888

Your instruction is very important.You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Plan Administrator. You should then seal the card in the enclosed envelope and return it to Mellon Investor Services LLC. To direct the voting of your Shares, your Confidential Voting Instruction card must be received by Mellon Investor Services LLC no later than May 9, 2007.

Please note that the instructions of individual participants are to be kept confidential by Mellon Investor Services LLC and the 401K Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

Very truly yours, Plan Administrator for the Astoria Federal Savings and Loan Association Incentive Savings Plan
By:
Steven G. Miss

The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.							Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

						Please mark your votes like this		☒
401K Plan Shares	THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2 AND PROPOSAL NO. 3.

1.	The election of nominees 01 John J. Conefry, Jr. 02 Thomas V. Powderly as directors for terms of three years each.			3.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Astoria Financial Corporation for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR ☐	WITHHOLD ☐

In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

Proposal Nos. 1, 2 and 3 listed above in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

To withhold authority to vote FOR any particular nominee, line or strike out that nominee's name and then check the appropriate box as to the remaining nominees.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	The approval of the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan.

The undersigned hereby instructs the Plan Administrator to direct the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 10, 2007 for the Annual Meeting and an Astoria Financial Corporation 2006 Annual Report and Form 10-K.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

Signature				Signature	Date			, 2007
Signature of participant, former participant or designated beneficiary of deceased former participant.
Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Ù FOLD AND DETACH HERE Ù

ASTORIA FINANCIAL CORPORATION

CONFIDENTIAL VOTING INSTRUCTION

SOLICITED BY ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, AS PLAN ADMINISTRATOR,
FOR THE ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION INCENTIVE SAVINGS PLAN

The undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Incentive Savings Plan (the 401K Plan) as a named fiduciary hereby provides the voting instructions hereinafter specified to Mellon Investor Services LLC, as the designee of Astoria Federal Savings and Loan Association, as Plan Administrator (the Plan Administrator), which instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the 401K Plan (the Trustee) to vote in person, by limited or general power of attorney or by proxy the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 26, 2007, at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 16, 2007 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

As to the proposals listed below which are more particularly described in the Proxy Statement dated April 10, 2007, the Plan Administrator of the 401K Plan will give voting directions to the Trustee. Such directions will reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Plan Administrator dated April 10, 2007.

If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter from the Plan Administrator dated April 10, 2007.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù